UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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NL Industries, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 6, 2011

To our Shareholders:

You are cordially invited to attend the 2011 annual meeting of shareholders of NL Industries, Inc., which will be held on Wednesday, May 18, 2011, at 10:00 a.m., local time, at our corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas.  The matters to be acted upon at the meeting are described in the attached notice of annual meeting of shareholders and proxy statement.

Whether or not you plan to attend the meeting, please cast your vote as instructed on your proxy card or notice of internet availability of proxy materials as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.  Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the inspector of election as provided in our by-laws.

Sincerely,

Harold C. Simmons
Chairman of the Board and
Chief Executive Officer

NL Industries, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 18, 2011

To the Shareholders of NL Industries, Inc.:

The 2011 annual meeting of shareholders of NL Industries, Inc. will be held on Wednesday, May 18, 2011, at 10:00 a.m., local time, at our corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas, for the following purposes:

1.	to elect the six director nominees named in the proxy statement to serve until the 2012 annual meeting of shareholders;

2.	to adopt a nonbinding advisory resolution that approves the executive compensation described in the proxy statement;

3.	to approve, on a nonbinding advisory basis, the preferred frequency for shareholders to consider approving executive compensation; and

4.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on March 31, 2011 has been set as the record date for the meeting.  Only holders of our common stock at the close of business on the record date are entitled to notice of, and to vote at, the meeting.  A complete list of shareholders entitled to vote at the meeting will be available for examination during normal business hours by any of our shareholders, for purposes related to the meeting, for a period of ten days prior to the meeting at our corporate offices.

You are cordially invited to attend the meeting.  Whether or not you plan to attend the meeting, please cast your vote as instructed on the proxy card or notice of internet availability of proxy materials as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

By Order of the Board of Directors,

A. Andrew R. Louis, Secretary

Dallas, Texas
April 6, 2011

Important Notice Regarding the Availability of Proxy Materials for the
Annual Shareholder Meeting to Be Held on May 18, 2011.

The proxy statement and annual report to shareholders (including NL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010) are available atwww.nl-ind.com/annualmeeting.

Page

GLOSSARY OF TERMS
GENERAL INFORMATION
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
CONTROLLING SHAREHOLDER
SECURITY OWNERSHIP
Ownership of NL
Ownership of Related Companies
PROPOSAL 1: ELECTION OF DIRECTORS
Nominees for Director
EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
Controlled Company Status, Director Independence and Committees
2010 Meetings and Standing Committees of the Board of Directors
Audit Committee
Management Development and Compensation Committee
Risk Oversight
Identifying and Evaluating Director Nominees
Leadership Structure of the Board of Directors and Independent Director Meetings
Shareholder Proposals and Director Nominations for the 2012 Annual Meeting of Shareholders
Communications with Directors
Compensation Committee Interlocks and Insider Participation
Code of Business Conduct and Ethics
Corporate Governance Guidelines
Availability of Corporate Governance Documents
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS AND OTHER INFORMATION
Compensation Discussion and Analysis
Compensation Committee Report
Summary of Cash and Certain Other Compensation of Executive Officers
2010 Grants of Plan-Based Awards
Outstanding Equity Awards at December 31, 2010
Option Exercises and Stock Vested
Pension Benefits
Nonqualified Deferred Compensation
Director Compensation
Compensation Policies and Practices as They Relate to Risk Management
Compensation Consultants
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND TRANSACTIONS
Related Party Transaction Policy
Relationships with Related Parties
Intercorporate Services Agreements
Risk Management Program
Tax Matters
CompX Loan from TFMC
Related Party Loans for Cash Management Purposes
Data Recovery Program
Simmons Family Matters
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS
Independent Registered Public Accounting Firm
Fees Paid to PricewaterhouseCoopers LLP
Preapproval Policies and Procedures
PROPOSAL 2: NONBINDING ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT
Background of this Proposal
Say-on-Pay Proposal
Effect of the Proposal
Vote Required
PROPOSAL 3: NONBINDING ADVISORY PREFERRED FREQUENCY FOR SHAREHOLDERS TO CONSIDER APPROVING EXECUTIVE COMPENSATION
Background of this Proposal
Say-When-on-Pay Proposal
Effect of the Proposal
Vote Required
OTHER MATTERS
2010 ANNUAL REPORT ON FORM 10-K
SHAREHOLDERS SHARING THE SAME ADDRESS
REQUEST COPIES OF THE 2010 ANNUAL REPORT AND THIS PROXY STATEMENT

GLOSSARY OF TERMS

“CDCT” means the Contran Amended and Restated Deferred Compensation Trust, an irrevocable “rabbi trust” established by Contran to assist it in meeting certain deferred compensation obligations that it owes to Harold C. Simmons.

“CMRT” means The Combined Master Retirement Trust, a trust Contran sponsors that permits the collective investment by master trusts that maintain assets of certain employee defined benefit plans Contran and related entities adopt.

“Computershare” means Computershare Trust Company, N.A., our stock transfer agent and registrar.

“CompX” means CompX International Inc., our publicly held subsidiary that manufactures security products, furniture components and performance marine components.

“Contran” means Contran Corporation, the parent corporation of our consolidated tax group.

“Dixie Rice” means Dixie Rice Agricultural Corporation, Inc., one of our parent corporations.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“EWI” means EWI RE, Inc., a reinsurance brokerage and risk management corporation wholly owned by us.

“Foundation” means the Harold Simmons Foundation, Inc., a tax-exempt foundation organized for charitable purposes.

“Grandchildren’s Trust” means The Annette Simmons Grandchildren’s Trust, a trust of which Harold C. Simmons and his wife, Annette C. Simmons, are co-trustees and the beneficiaries of which are the grandchildren of Annette C. Simmons.

“independent directors” means the following directors: Cecil H. Moore, Jr., Thomas P. Stafford and Terry N. Worrell.

“ISA” means an intercorporate services agreement between Contran and a related company pursuant to which employees of Contran provide certain services, including executive officer services, to such related company on a fixed fee basis.

“Keystone” means Keystone Consolidated Industries, Inc., one of our publicly held sister corporations that manufactures steel fabricated wire products, industrial wire, bar products, billets and wire rod.

“Kronos Worldwide” means Kronos Worldwide, Inc., a publicly held international manufacturer of titanium dioxide pigments in which we have a principal investment and that we account for on our financial statements using the equity method.

“named executive officer” means any person named in the 2010 Summary Compensation Table in this proxy statement.

“NL,” “us,” “we” or “our” means NL Industries, Inc.

“NYSE” means the New York Stock Exchange, LLC.

“PwC” means PricewaterhouseCoopers LLP, our independent registered public accounting firm.

“record date” means the close of business on March 31, 2011, the date our board of directors set for the determination of shareholders entitled to notice of and to vote at the 2011 annual meeting of our shareholders.

“Say-on-Pay” means the second proposal in this proxy statement for a nonbinding advisory vote for the consideration of our shareholders to approve the compensation of our named executive officers as such proposal is described and as such compensation is disclosed in this proxy statement.

“Say-When-on-Pay” means the third proposal in this proxy statement for a nonbinding advisory vote for the consideration of our shareholders on how often we should include a Say-on-Pay proposal in our proxy materials for future annual shareholder meetings as such proposal is described in this proxy statement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“shareholder of record” means a shareholder of our common stock who holds shares directly in its name with our transfer agent, Computershare.

“street name holder” means a shareholder of our common stock who holds shares in the name of a brokerage firm or other nominee such as a banking institution, custodian, trustee or fiduciary and not directly with our transfer agent, Computershare.

“Tall Pines” means Tall Pines Insurance Company, an indirect wholly owned captive insurance subsidiary of Valhi.

“TFMC” means TIMET Finance Management Company, a wholly owned subsidiary of TIMET.

“TIMET” means Titanium Metals Corporation, one of our publicly held sister corporations that is an integrated producer of titanium metal products.

“Valhi” means Valhi, Inc., one of our publicly held parent corporations that is a diversified holding company with principal investments in us and Kronos Worldwide.

“VHC” means Valhi Holding Company, one of our parent corporations.

NL Industries, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697

PROXY STATEMENT

GENERAL INFORMATION

We are providing this proxy statement in connection with the solicitation of proxies by and on behalf of our board of directors for use at our 2011 annual meeting of shareholders to be held on Wednesday, May 18, 2011, and at any adjournment or postponement of the meeting.  We are furnishing our proxy materials to holders of our common stock as of the close of business on March 31, 2011.  We began distributing a notice of internet availability of our proxy materials on or about April 6, 2011 to the “street name” holders of our common stock (i.e. shares held in the name of a brokerage firm or other nominee such as a banking institution, custodian, trustee or fiduciary).  We will begin mailing our proxy materials to the record holders of our common stock (i.e. shares held directly and not through a broker or other nominee) on or about April 8, 2011.  The proxy materials include:

•	the accompanying notice of the 2011 annual meeting of shareholders;

•	this proxy statement;

•	our 2010 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2010; and

•	the proxy card (or voting instruction form if you are a street name holder).

We are furnishing our 2010 annual report to all of our shareholders entitled to vote at the 2011 annual meeting.  We are not incorporating the 2010 annual report into this proxy statement and you should not consider the annual report as proxy solicitation material.  The accompanying notice of annual meeting of shareholders sets forth the time, place and purposes of the meeting.  Our principal executive offices are located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

Please refer to the Glossary of Terms on page ii for the definitions of certain terms used in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	What is the purpose of the annual meeting?

A:	At the annual meeting, shareholders will vote on the following, as described in this proxy statement:

•	Proposal 1 – the election of the six director nominees named in this proxy statement;
•	Proposal 2 –the adoption of a nonbinding advisory resolution that approves the executive compensation described in this proxy statement (Say-on-Pay); and
•	Proposal 3 – the approval, on a nonbinding advisory basis, of the preferred frequency shareholders will consider approving executive compensation (Say-When-on-Pay).

In addition, shareholders will vote on any other matter that may properly come before the meeting.

Q:	How does the board recommend that I vote?

A:	The board of directors recommends that you vote FOR:

•	each of the nominees for director named in this proxy statement;

•	the approval and adoption of proposal 2 (Say-on-Pay); and

•	as set forth in proposal 3 (Say-When-on-Pay), the approval of an annual Say-on-Pay, as compared to every other year or every three years.

Q:           Who is allowed to vote at the annual meeting?

A:
The board of directors has set the close of business on March 31, 2011 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.  Only holders of our common stock as of the close of business on the record date are entitled to vote at the meeting.  On the record date, 48,656,884 shares of our common stock were issued and outstanding.  Each share of our common stock entitles its holder to one vote.

Q:	If I hold my shares through a brokerage firm or other nominee, why did I receive a notice regarding the internet availability of proxy materials instead of paper copies of the proxy materials?

A:
As we did last year, we are using the SEC notice and access rules to furnish proxy materials over the internet to our shareholders who hold our common stock through a brokerage firm or other nominee.  If you hold your shares through a brokerage firm or other nominee, you can find instructions on how to access and review the proxy materials, and how to vote over the internet, on the notice of internet availability of proxy materials that you received.  The notice also contains instructions on how you can receive a paper copy of this proxy statement, our 2010 annual report to shareholders and a voting instruction form.  If you wish to vote in person at the annual meeting, you will need to follow the instructions on your notice of internet availability of proxy materials on how to obtain the appropriate documents to vote in person at the meeting.

Q:           How do I vote if I am a shareholder of record?

A:
If you own shares of our common stock directly with our transfer agent, Computershare, rather than through a brokerage firm or other nominee, you are a shareholder of record.  As a shareholder of record, you may:

•	vote over the internet at www.investorvote.com/NL;

•	vote by telephone using the voting procedures set forth on the proxy card;

•	instruct the agents named on your proxy card how to vote your shares by completing, signing and mailing the enclosed proxy card in the envelope provided; or

•	vote in person at the annual meeting.

If you are a shareholder of record (and not a brokerage firm or other nominee) and execute a proxy card but do not indicate how you would like your shares voted for one or more of the director nominees named in this proxy statement or the other proposals described in this proxy statement, the agents named on your proxy card will vote your shares on such uninstructed nominee or proposal as recommended by the board of directors in this proxy statement.  To the extent allowed by applicable law, the agents will vote in their discretion on any other matter that may properly come before the meeting.

Q:           How do I vote if my shares are held by a brokerage firm or other nominee?

A:
If your shares are held by a brokerage firm or other nominee, you must follow the instructions from your brokerage firm or other nominee on how to vote your shares.  In order to ensure your brokerage firm or other nominee votes your shares in the manner you would like, you must provide voting instructions to your brokerage firm or other nominee by the deadline provided in the materials you receive from your brokerage firm or other nominee.  Under the applicable rules of the NYSE, brokerage firms or other nominees holding shares of record on behalf of a client who is the actual beneficial owner of such shares are authorized to vote on certain routine matters without receiving instructions from the beneficial owner of the shares.

Brokerage firms or other nominees may not vote your shares on the election of a director nominee or any of the other proposals in this proxy statement in the absence of your specific instructions as to how to vote.  We encourage you to provide instructions to your brokerage firm or other nominee regarding the voting of your shares.  If you do not instruct your brokerage firm or other nominee how to vote with respect to the election of a director nominee or on each of the other two proposals in this proxy statement, your brokerage firm or other nominee may not vote with respect to the election of such director nominee or on any uninstructed proposal and your vote will be counted as a “broker/nominee non-vote.”  “Broker/nominee non-votes” are shares that are held with a brokerage firm or other nominee for which the brokerage firm or other nominee does not have discretionary authority to vote on a particular matter in the absence of instructions from the beneficial holder.  A broker/nominee non-vote regarding a particular director nominee, proposal 2 (Say-on-Pay) or with respect to proposal 3 (Say-When-on-Pay) will not be counted as a vote cast and, therefore, will not affect the election of such director nominee or the results of either proposal 2 or 3.

Q:           Who will count the votes?

A:
The board of directors has appointed Computershare, our transfer agent and registrar, to ascertain the number of shares represented, tabulate the vote and serve as inspector of election for the meeting.

Q:           Is my vote confidential?

A:	Yes. All proxy cards, ballots or voting instructions delivered to Computershare will be kept confidential in accordance with our by-laws.

Q:           How do I change or revoke my proxy instructions if I am a shareholder of record?

A:	If you are a shareholder of record, you may change or revoke your proxy instructions in any of the following ways:

•	delivering to Computershare a written revocation;

•	submitting another proxy card bearing a later date;

•	changing your vote on www.investorvote.com/NL;

•	using the telephone voting procedures set forth on the proxy card; or

•	voting in person at the annual meeting.

Q:	How do I change or revoke my voting instructions if my shares are held by a brokerage firm or other nominee?

A:
If your shares are held by a brokerage firm or other nominee, you must follow the instructions from your brokerage firm or other nominee on how to change or revoke your voting instructions or how to vote in person at the annual meeting.

Q:           What constitutes a quorum?

A:
A quorum is the presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting.  Votes withheld from a director nominee and broker/nominee non-votes will be counted as being in attendance at the meeting for purposes of determining whether a quorum is present.

Valhi directly held approximately 83.0% of the outstanding shares of our common stock as of the record date.  Valhi has indicated its intention to have its shares of our common stock represented at the meeting.  If Valhi attends the meeting in person or by proxy, the meeting will have a quorum present.

Q:	Assuming a quorum is present, what vote is required to elect a director nominee?

A:
A plurality of affirmative votes of the holders of our outstanding shares of common stock represented and entitled to vote at the meeting is necessary to elect each director nominee.  You may indicate on your proxy card or in your voting instructions that you desire to withhold authority to vote for any of the director nominees.  Since director nominees need only receive a plurality of affirmative votes from the holders represented and entitled to vote at the meeting to be elected, a vote withheld or a broker/nominee non-vote regarding a particular nominee will not affect the election of such director nominee.

Valhi directly held approximately 83.0% of the outstanding shares of our common stock as of the record date.  Valhi has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the election of each of the director nominees named in this proxy statement.  If Valhi attends the meeting in person or by proxy and votes as indicated, the shareholders will elect all of the nominees named in this proxy statement to the board of directors.

Q:	Assuming a quorum is present, what vote is required to adopt and approve proposal 2 (Say-on-Pay)?

A:
The proposed shareholder resolution contained in this proposal provides that the affirmative nonbinding advisory vote of a majority of the votes cast by our shareholders present in person or represented by proxy at the 2011 annual meeting and entitled to vote will be the requisite vote to adopt the resolution and approve the compensation of our named executive officers as such compensation is disclosed in this proxy statement.  Accordingly, abstentions and broker non-votes will have no effect on the approval of this proposal.

As already mentioned, Valhi directly held approximately 83.0% of the outstanding shares of our common stock as of the record date.  Valhi has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR this nonbinding advisory proposal.  If Valhi attends the meeting in person or by proxy and votes as indicated, the shareholders will, by a nonbinding advisory vote, approve this proposal.

Q:	Assuming a quorum is present, what vote is required to adopt and approve proposal 3 (Say-When-on-Pay)?

A:
Because there are multiple choices and this proposal is a nonbinding advisory vote, there is no minimum requisite vote under our certificate of incorporation, our by-laws or New Jersey law to approve a certain frequency of future Say-on-Pay proposals.  Accordingly, if you indicate on the proxy card that you approve one of the options other than abstain, we will deem that you consent that a plurality of the affirmative votes cast will determine the preferred frequency of future Say-on-Pay proposals, subject to the right of our board of directors to decide that it is in the best interests of us and our shareholders to hold a nonbinding advisory vote more or less frequently than the option our shareholders choose by a plurality of the affirmative votes.  Since this proposal needs only receive the plurality of affirmative votes cast at the meeting by our shareholder represented and entitled to vote to approve the preferred frequency of future Say-on-Pay proposals, a vote against, an abstention or a broker/nominee non-vote on this proposal will have no effect on the outcome of this proposal.

As already mentioned, Valhi directly held approximately 83.0% of the outstanding shares of our common stock as of the record date.  Valhi has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR an annual nonbinding advisory vote on our named executive officer compensation.  If Valhi attends the meeting in person or by proxy and votes as indicated, the shareholders will, by a nonbinding advisory vote, approve an annual nonbinding advisory vote on our named executive officer compensation.

Q:	Assuming a quorum is present, what vote is required to approve any other matter to come before the meeting?

A:
Except as our certificate of incorporation and applicable laws may otherwise provide, the approval of any other matter that may properly come before the meeting will require the affirmative vote of a majority of the votes cast by our shareholders present in person or represented by proxy at the 2011 annual meeting and entitled to vote at the meeting.  Broker/nominee non-votes will not be counted as votes for or against any such other matter.

Q:           Who will pay for the cost of soliciting the proxies?

A:
We will pay all expenses related to the solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to shareholders.  In addition to the solicitation by mail, our directors, officers and regular employees may solicit proxies by telephone or in person for which such persons will receive no additional compensation.  Upon request, we will reimburse brokerage firms or other nominees for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of our common stock that such entities hold of record.

CONTROLLING SHAREHOLDER

Valhi is the direct holder of approximately 83.0% of the outstanding shares of our common stock as of the record date.  Valhi has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the election of each of the director nominees named in this proxy statement, FOR proposal 2 (Say-on-Pay) and, with respect to proposal 3, approve an annual Say-on-Pay (Say-When-on-Pay), as compared to every other year or every three years.  If Valhi attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the shareholders will elect all of the nominees named in this proxy statement to the board of directors, will approve proposal 2 and, with respect to proposal 3, approve an annual Say-on-Pay.

SECURITY OWNERSHIP

Ownership of NL.  The following table and footnotes set forth as of the record date the beneficial ownership, as defined by regulations of the SEC, of our common stock held by each individual, entity or group known to us to own beneficially more than 5% of the outstanding shares of our common stock, each director, each named executive officer and all of our directors and executive officers as a group.  See footnote 4 below for information concerning the relationships of certain individuals and entities that may be deemed to own indirectly and beneficially more than 5% of the outstanding shares of our common stock.  All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.

	NL Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)(2)

Harold C. Simmons (3)	1,051,054	(4)	2.2%
Valhi, Inc. (3)	40,387,531	(4)	83.0%
TIMET Finance Management Company (3)	222,100	(4)	*
Kronos Worldwide (3)	2,000	(4)	*
Annette C. Simmons (3)	292,225	(4)	*
	41,954,910	(4)	86.2%

Cecil H. Moore, Jr.	6,500		*
Glenn R. Simmons	4,500	(4)	*
Thomas P. Stafford	9,500		*
Steven L. Watson	14,500	(4)	*
Terry N. Worrell	7,500		*
Robert D. Graham	-0-	(4)	-0-
Kelly D. Luttmer	-0-	(4)	-0-
John A. St. Wrba	-0-	(4)	-0-
Gregory M. Swalwell	-0-	(4)	-0-
All our directors and executive officers as a group (11 persons)	41,997,410	(4)	86.3%

—————————
*           Less than 1%.

(1)	Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.

(2)	The percentages are based on 48,656,884 shares of our common stock outstanding as of the record date.

(3)
The business address of Valhi, Kronos Worldwide  and Harold C. and Annette C. Simmons is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2697.  The business address of TFMC is 1007 Orange Street, Suite 1400, Wilmington, Delaware  19801.

(4)
TIMET is the direct holder of 100% of the outstanding shares of TFMC common stock.  Except as otherwise indicated, Harold C. Simmons and the following persons or entities related to him are the direct holders of the following percentages of the outstanding shares of TIMET common stock:

VHC	23.2%
Annette C. Simmons	12.1%
CMRT	8.6%
Harold C. Simmons	3.1%
Kronos Worldwide	2.1%
Contran	2.0%
NL	0.8%
Valhi	0.5%
Foundation	Less than 0.1%
Grandchildren’s Trust	Less than 0.1%

Our percentage ownership of TIMET common stock includes approximately 0.3% directly held by one of our wholly owned subsidiaries.

Harold C. Simmons and the following persons or entities related to him are the direct holders of the following percentages of the outstanding shares of Kronos Worldwide common stock:

Valhi	50.0%
NL	30.4%
Harold C. Simmons	0.4%
TFMC	0.1%
Annette C. Simmons	0.1%
Contran	Less than 0.1%

Except as otherwise indicated, Harold C. Simmons and the following persons or entities related to him are the direct holders of the following percentages of the outstanding shares of Valhi common stock:

VHC	92.5%
TFMC	1.3%
Foundation	0.8%
Contran	0.3%
Harold C. Simmons	0.3%
Annette C. Simmons	0.2%
CMRT	0.1%
Grandchildren’s Trust	Less than 0.1%

Contran’s percentage ownership of Valhi common stock includes approximately 0.3% directly held by the CDCT. We, one of our wholly owned subsidiaries and Kronos Worldwide directly hold 3,604,790, 1,186,200 and 354,537 shares of Valhi common stock, respectively.  Since we and Kronos Worldwide are majority owned subsidiaries of Valhi and pursuant to Delaware law, Valhi treats the shares of Valhi common stock that we, our subsidiary and Kronos Worldwide hold as treasury stock for voting purposes.  For the purposes of calculating the percentage ownership of the outstanding shares of Valhi common stock as of the record date in this proxy statement, such shares are not deemed outstanding.

Dixie Rice is the direct holder of 100% of the outstanding shares of VHC common stock.  Contran is the beneficial holder of 100% of the outstanding shares of Dixie Rice common stock.

Substantially all of Contran’s outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Harold C. Simmons, of which Mr. Simmons is the sole trustee, or held by Mr. Simmons or persons or other entities related to Mr. Simmons.  As sole trustee of these trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by these trusts.  Mr. Simmons, however, disclaims beneficial ownership of any Contran shares these trusts hold.

The Foundation is a tax-exempt foundation organized for charitable purposes.  Harold C. Simmons is the chairman of the board of the Foundation.

U.S. Bank National Association serves as the trustee of the CDCT.  Contran established the CDCT as an irrevocable “rabbi trust” to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons.  If the CDCT assets are insufficient to satisfy such obligations, Contran is obligated to satisfy the balance of such obligations as they come due.  Pursuant to the terms of the CDCT, Contran retains the power to vote the shares held by the CDCT, retains dispositive power over such shares and may be deemed the indirect beneficial owner of such shares.

Contran sponsors the CMRT to permit the collective investment by master trusts that maintain assets of certain employee defined benefit plans Contran and related entities adopt.  Harold C. Simmons is the sole trustee of this trust and a member of the investment committee for this trust.  Terry N. Worrell is also a member of this trust’s investment committee.  Contran selects the trustee and members of this trust’s investment committee.  All of our executive officers, Glenn R. Simmons and Steven L. Watson are participants in one or more of the employee defined benefit plans that invest through this trust.  Each of such persons disclaims beneficial ownership of any of the shares this trust holds, except to the extent of his or her individual vested beneficial interest, if any, in the plan assets this trust holds.

Harold C. Simmons is our chairman of the board and chief executive officer and the chairman of the board of each of Kronos Worldwide, TIMET, Valhi, VHC, Dixie Rice and Contran.

By virtue of the holding of the offices, the stock ownership and his services as trustee, all as described above, (a) Harold C. Simmons may be deemed to control certain of such entities and (b) Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of shares directly held by certain of such other entities.  However, Mr. Simmons disclaims beneficial ownership of the shares beneficially owned, directly or indirectly, by any of such entities, except to the extent of his vested beneficial interest, if any, in shares held by the CDCT or the CMRT.  Mr. Simmons disclaims beneficial ownership of all shares of our common stock beneficially owned, directly or indirectly, by Valhi, TFMC or Contran.

All of our directors or executive officers who are also directors or executive officers of Valhi, TFMC, Contran or their affiliated entities disclaim beneficial ownership of the shares of our common stock that such entities directly or indirectly hold.

Annette C. Simmons is the wife of Harold C. Simmons.  Mrs. Simmons disclaims beneficial ownership of all shares that she does not own directly.  Mr. Simmons may be deemed to share indirect beneficial ownership of her shares.  He disclaims all such beneficial ownership.

The Grandchildren’s Trust is a trust of which Harold C. Simmons and Annette C. Simmons are co-trustees and the beneficiaries of which are the grandchildren of Annette C. Simmons.  Mr. Simmons, as co-trustee of this trust, has the power to vote and direct the disposition of the shares this trust directly holds.  Mr. Simmons disclaims beneficial ownership of any shares that this trust holds.

Contran is the sole owner of Valhi’s 6% series A preferred stock and a trust related to Harold C. Simmons is the sole owner of VHC’s 2% convertible preferred stock.  Messrs. Harold and Glenn Simmons and Watson each hold of record one director qualifying share of Dixie Rice.

We have pledged 1,747,172 shares of Kronos Worldwide common stock as security and 381,104 shares of CompX class A common stock as security.  VHC has pledged 8,577,160 shares of Valhi common stock as security and 12,878,081 shares of TIMET common stock as security.  Contran has pledged 864 shares of Valhi’s 6% series A preferred stock as security.

Shares owned by Contran or its related entities or their executive officers or directors may be held in margin accounts at brokerage firms.  Under the terms of the margin account agreements, stocks and other assets held in these accounts may be pledged to secure margin obligations under these accounts.  Harold C. Simmons holds 474,009 shares of our common stock, 157,433 shares of Kronos Worldwide common stock, 2,706,219 shares of TIMET common stock and 49,533 shares of Valhi common stock in a margin account at a brokerage firm.  Annette C. Simmons holds all of her 292,225 shares of our common stock, 26,400 shares of CompX class A common stock, and 219,796 shares of Valhi common stock in a margin account at a brokerage firm.  The Grandchildren’s Trust holds all of its 15,432 shares of TIMET common stock and 29,300 shares of Valhi common stock in a margin account at a brokerage firm.

The business address of Contran, the CMRT, the Foundation, TIMET and VHC is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2697.  The business address of Dixie Rice is 600 Pasquiere Street, Gueydan, Louisiana  70542.

We understand that Contran and related entities may consider acquiring or disposing of shares of our common stock through open market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of our common stock in the market, an assessment of our business and prospects, financial and stock market conditions and other factors deemed relevant by such entities.  We may similarly consider acquisitions of shares of our common stock and acquisitions or dispositions of securities issued by related entities.

Ownership of Related Companies.  Some of our directors and executive officers own equity securities of several companies related to us.

Ownership of Kronos Worldwide and Valhi.  The following table and footnotes set forth the beneficial ownership, as of the record date, of the shares of Kronos Worldwide and Valhi common stock held by each of our directors, each named executive officer and all of our directors and executive officers as a group.  All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.

	Kronos Worldwide Common Stock			Valhi Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)(2)	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)(3)

Harold C. Simmons	258,720	(4)	*	379,716	(4)	*
Valhi, Inc.	28,995,021	(4)	50.0%	n/a		n/a
NL Industries, Inc.	17,609,635	(4)	30.4%	n/a	(3)	n/a
TIMET Finance Management Company.	86,667	(4)	*	1,442,428	(4)	1.3%
Valhi Holding Company	-0-	(4)	-0-	104,813,316	(4)	92.5%
Contran Corporation	2,686	(4)	*	381,847	(4)(5)	*
Harold Simmons Foundation, Inc	-0-	(4)	-0-	944,000	(4)	*
The Combined Master Retirement Trust	-0-	(4)	-0-	115,000	(4)	*
Annette C. Simmons	54,856	(4)	*	219,796	(4)	*
The Annette Simmons Grandchildren’s Trust	-0-	(4)	-0-	29,300	(4)	*
	47,007,585		81.1%	108,325,403		95.6%

Cecil H. Moore, Jr.	5,012	(4)	*	-0-		-0-
Glenn R. Simmons	6,881	(4)	*	30,078	(4)(6)	*
Thomas P. Stafford	2,115	(4)	*	-0-		-0-
Steven L. Watson	20,126	(4)	*	28,246	(4)	*
Terry N. Worrell	20,000	(4)	*	-0-		-0-
Robert D. Graham	-0-	(4)	-0-	-0-	(4)	-0-
Kelly D. Luttmer	-0-	(4)	-0-	-0-	(4)	-0-
John A. St. Wrba	-0-	(4)	-0-	-0-	(4)	-0-
Gregory M. Swalwell	-0-	(4)	-0-	1,166	(4)	*
All our directors and executive officers as a group (11 persons)	47,061,719	(4)	81.2%	108,384,893	(4)(5)(6)	95.7%

—————————
*           Less than 1%.

(1)	Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.

(2)	The percentages are based on 57,947,549 shares of Kronos Worldwide common stock outstanding as of the record date.

(3)
The percentages are based on 113,253,418 shares of Valhi common stock outstanding as of the record date.  We, one of our wholly owned subsidiaries and Kronos Worldwide directly hold 3,604,790, 1,186,200 and 354,537 shares of Valhi common stock, respectively.  Since we and Kronos Worldwide are majority owned subsidiaries of Valhi and pursuant to Delaware law, Valhi treats the shares of Valhi common stock that we, our subsidiary and Kronos Worldwide hold as treasury stock for voting purposes.  For the purposes of calculating the percentage ownership of the outstanding shares of Valhi common stock as of the record date in this proxy statement, such shares are not deemed outstanding.

(4)
See footnote 4 to the Ownership of NL Table above for a description of certain relationships among the individuals, entities or groups appearing in this table.  All of our directors or executive officers who are also directors or executive officers of Contran or any of its affiliated entities disclaim beneficial ownership of the shares of Kronos Worldwide or Valhi common stock that such entities directly or indirectly own.

Other than the shares he holds directly, Harold C. Simmons disclaims beneficial ownership of any and all shares that his wife, Annette C. Simmons, directly or indirectly owns.  Mrs. Simmons disclaims beneficial ownership of all shares she does not own directly.

See footnote 4 to the Ownership of NL Table for additional disclosure regarding pledged shares and shares held in margin accounts.

(5)
Includes 366,847 shares of Valhi common stock that the CDCT holds directly.  Contran retains the power to vote the shares held by the CDCT, retains dispositive power over such shares and may be deemed the indirect beneficial owner of such shares.

(6)
The shares of Valhi common stock shown as beneficially owned by Glenn R. Simmons include 1,500 shares his wife holds and 1,100 shares she holds in her retirement account, with respect to all of which shares he disclaims beneficial ownership.

Ownership of CompX.  The following table and footnotes set forth the beneficial ownership, as of the record date, of the CompX class A and B common stock held by each of our directors, each named executive officer and all of our directors and executive officers as a group.  All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.

	CompX Class A Common Stock			CompX Class B Common Stock (1)			CompX Class A and Class B Common Stock Combined Percent of Class (2)(3)
Beneficial Owner	Amount and Nature of Beneficial Ownership (2)		Percent of Class (2)(3)	Amount and Nature of Beneficial Ownership (2)		Percent of Class (2)(3)

Harold C. Simmons	351,637	(4)	14.8%	-0-	(4)	-0-	2.8%
NL Industries, Inc.	755,104	(4)	31.8%	10,000,000	(4)	100.0%	86.9%
Kronos Worldwide, Inc.	3,000	(4)	*	-0-	(4)	-0-	*
Annette C. Simmons	26,400	(4)	1.1%	-0-	(4)	-0-	*
	1,136,141	(4)	47.8%	10,000,000	(4)	100.0%	90.0%

Cecil H. Moore, Jr.	-0-	(4)	-0-	-0-	(4)	-0-	-0-
Glenn R. Simmons	26,500	(4)(5)(6)	1.1%	-0-	(4)	-0-	*
Thomas P. Stafford	-0-	(4)	-0-	-0-	(4)	-0-	-0-
Steven L. Watson	16,000	(4)(5)	*	-0-	(4)	-0-	*
Terry N. Worrell	-0-	(4)	-0-	-0-	(4)	-0-	-0-
Robert D. Graham	-0-	(4)	-0-	-0-	(4)	-0-	-0-
Kelly D. Luttmer	200	(4)	*	-0-	(4)	-0-	*
John A. St. Wrba	-0-	(4)	-0-	-0-	(4)	-0-	-0-
Gregory M. Swalwell	-0-	(4)	-0-	-0-	(4)	-0-	-0-
All our directors and executive officers as a group (11 persons)	1,178,841	(4)(5)(6)	49.5%	10,000,000	(4)	100.0%	90.4%

—————————
*           Less than 1%.

(1)
Each share of CompX class B common stock entitles the holder to one vote on all matters except the election of directors, on which each share is entitled to ten votes.  In certain instances, shares of CompX class B common stock are automatically convertible into shares of CompX class A common stock.

(2)
Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.  The number of shares and percentage of ownership for each individual or group assumes the exercise by such individual or group (exclusive of others) of stock options that such individual or group may exercise within 60 days subsequent to the record date.

(3)	The percentages are based on 2,375,307 shares of CompX class A common stock outstanding as of the record date and 10,000,000 shares of CompX class B common stock outstanding as of the record date.

(4)	We directly hold approximately 86.9% of the combined voting power of the outstanding shares of CompX class A and B common stock (approximately 98.4% for the election of directors).

See footnote 4 to the Ownership of NL Table above for a description of certain relationships among the individuals appearing in this table.  All of our directors or executive officers who are also directors or executive officers of Contran or any of its affiliated entities disclaim beneficial ownership of the shares of CompX class A common stock that such entities directly or indirectly own.

Other than the shares he holds directly, Harold C. Simmons disclaims beneficial ownership of any and all shares that his wife, Annette C. Simmons, directly or indirectly owns.  Mrs. Simmons disclaims beneficial ownership of all shares she does not own directly.

See footnote 4 to the Ownership of NL Table for additional disclosure regarding pledged shares and shares held in margin accounts.

(5)
The shares of CompX class A common stock shown as beneficially owned by such person or group include the following number of shares such person or group has the right to acquire upon the exercise of stock options that such person or group may exercise within 60 days subsequent to the record date:

Name of Beneficial Owner	Shares of CompX Class A Common Stock Issuable Upon the Exercise of Stock Options On or Before May 30, 2011

Glenn R. Simmons	2,000
Steven L. Watson	4,000

(6)	The shares of CompX class A common stock shown as beneficially owned by Glenn R. Simmons include 500 shares his wife holds, with respect to which he disclaims beneficial ownership.

PROPOSAL 1
ELECTION OF DIRECTORS

Our certificate of incorporation provides that the board of directors shall consist of one or more persons within the minimum and maximum limitations set forth in our amended and restated by-laws.  Our by-laws provide that the number of the directors shall be not less than one nor more than 17 persons and, absent shareholder action to the contrary, the exact number of directors within such limitations shall be fixed from time to time by our board of directors.  Our board of directors has currently set the number of directors at six and recommends the six director nominees named in this proxy statement for election at our 2011 annual shareholder meeting.  The directors elected at the meeting will hold office until our 2012 annual shareholder meeting and until their successors are duly elected and qualified or their earlier removal or resignation.

All of the nominees are currently members of our board of directors whose terms will expire at the 2011 annual meeting.  All of the nominees have agreed to serve if elected.  If any nominee is not available for election at the meeting, your shares will be voted FOR an alternate nominee to be selected by the board of directors, unless you withhold authority to vote for such unavailable nominee.  The board of directors believes that all of its nominees will be available for election at the meeting and will serve if elected.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES FOR DIRECTOR.

Nominees for Director.  All of our nominees have extensive senior management and policy-making experience.  Each of the nominees has served on our board of directors for at least seven years and is knowledgeable about our business.  Each of our independent directors is financially literate.  The board of directors considered each nominee’s specific business experiences described in the biographical information provided below in determining whether to nominate him for election as a director.

Cecil H. Moore, Jr., age 71, has served on our board of directors since 2003.  Mr. Moore is currently a private investor and retired from KPMG LLP in 2000 after 37 years in which he served in various capacities with the public accounting firm.  Among other positions, he served as managing partner of the firm’s Dallas, Texas office from 1990 to 1999.  Prior to 1990, Mr. Moore was partner-in-charge of the audit and accounting practice of the firm’s Dallas, Texas office for 12 years.  From 2003 until 2009, Mr. Moore served as a director and chairman of the audit committee of Perot Systems Corporation, a worldwide provider of information technology services and business solutions.  Perot Systems became privately held upon its acquisition by Dell, Inc. in 2009.  Since prior to 2006, he has served as a director and chairman of the audit committee of Kronos Worldwide.  He is a member of our audit committee.

Mr. Moore has over seven years of experience on our board of directors and audit committee.  He also has senior executive, operating, corporate governance, finance, financial accounting and auditing experience from one of the largest independent international public accounting firms and from other publicly held entities for which he currently serves or formerly served.

Glenn R. Simmons, age 83, has served on our board of directors since 1986.  Since prior to 2006, Mr. Simmons has been vice chairman of the board of Contran and Valhi and chairman of the board of CompX and Keystone.  He also has served on the board of directors of Kronos Worldwide and TIMET since prior to 2006.  In 2004, Keystone filed a voluntary petition for reorganization under federal bankruptcy laws and emerged from the bankruptcy proceedings in 2005.  Mr. Simmons has been an executive officer or director of various companies related to Contran and Valhi since 1969.  He is a brother of Harold C. Simmons.

Mr. Simmons has a long and extensive experience with our business.  He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from other publicly and privately held entities affiliated with us for which he currently serves or formerly served.

Harold C. Simmons, age 79, has served as our chief executive officer since 2003, our chairman of the board since 1987 and on our board of directors since 1986.  Since prior to 2006, Mr. Simmons has served as chairman of the board of Contran, Kronos Worldwide and Valhi.  He served as chief executive officer of Kronos Worldwide from 2003 to 2009.  Mr. Simmons also has served as chairman of the board of TIMET since prior to 2006 and chief executive officer of TIMET from 2005 to 2006.  He has been an executive officer or director of various companies related to Contran and Valhi since 1961.  Mr. Simmons is a brother of Glenn R. Simmons.

Mr. Simmons has a long and extensive experience with our business.  He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from other publicly and privately held entities affiliated with us for which he currently serves or formerly served.

General Thomas P. Stafford (retired), age 80, served on our board of directors from 1984 to 1986 and was re-appointed in 2000.  Gen. Stafford was selected as an astronaut in 1962, piloted Gemini VI in 1965 and commanded Gemini IX in 1966.  In 1969, Gen. Stafford was named Chief of the Astronaut Office and was the Apollo X commander for the first lunar module flight to the moon.  He commanded the Apollo-Soyuz joint mission with the Soviet cosmonauts in 1975. After his retirement from the United States Air Force in 1979 as Lieutenant General, he served as U.S. Air Force Deputy Chief of Staff for Research and Development and Acquisition and became chairman of Gibraltar Exploration Limited, an oil and gas exploration and production company, and served in these positions until 1984, when he joined General Technical Services, Inc., a consulting firm.  Gen. Stafford was also affiliated with Stafford, Burke and Hecker, Inc., a Washington-based consulting firm, from 1982 until 2005.  Gen. Stafford has more recently served as an advisor to a number of government agencies including the National Aeronautics and Space Administration (NASA) and the Air Force Material Command.  He is currently chairman of the NASA Advisory Council Task Force on the International Space Station Program, and also served as co-chairman of the Stafford-Covey NASA Space Shuttle Return to Flight Task Group.  Gen. Stafford has received many honors and decorations including the Congressional Space Medal of Honor.  He has also served as a director of TIMET since 2006 and is the chairman of each of TIMET’s audit committee, management development and compensation committee and nominations committee.  Gen. Stafford is chairman of each of our audit committee and management development and compensation committee.

Gen. Stafford has over twelve years of experience on our board of directors and at least eleven years of experience on our audit committee and management development and compensation committee.  He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from various government entities and from other publicly and privately held entities for which he currently serves or formerly served.

Steven L. Watson, age 60, has served on our board of directors since 2000.  Mr. Watson has served as Kronos Worldwide’s chief executive officer since 2009 and its vice chairman of the board since prior to 2006.  Since prior to 2006, Mr. Watson has been president and a director of Contran and president, chief executive officer and a director of Valhi.  He has also served as TIMET’s vice chairman of the board since prior to 2006 and its chief executive officer from 2006 to 2009.  Mr. Watson has served as a director of CompX and Keystone since prior to 2006.  He has served as an executive officer or director of various companies related to Contran and Valhi since 1980.

Mr. Watson has a long and extensive experience with our business.  He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from other publicly and privately held entities for which he currently serves or formerly served.

Terry N. Worrell, age 66, has served on our board of directors since 2003.  Mr. Worrell has been a private investor with Worrell Investments, Inc., a real estate investment company, since 1989.  From 1974 to 1989, Mr. Worrell was president and chief executive officer of Sound Warehouse of Dallas Inc., a chain of retail music stores.  From prior to 2006 until 2009, Mr. Worrell served as a director of Regency Centers Corporation and from prior to 2006 to 2007 as a trust manager of Crescent Real Estate Equities Company, both real estate investment trusts.  He has also served as director of TIMET since 2007 and serves on TIMET’s audit committee.  Mr. Worrell serves on each of our audit committee and management development and compensation committee.

Mr. Worrell has over seven years of experience on our board of directors, audit committee and management development and compensation committee.  He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from other publicly and privately held entities for which he currently serves or formerly served.

EXECUTIVE OFFICERS

Set forth below is certain information relating to our executive officers.  Each executive officer serves at the pleasure of the board of directors.  Biographical information with respect to Harold C. Simmons is set forth under the Nominees for Director subsection above.

Name	Age	Position(s)
Harold C. Simmons	79	Chairman of the Board and Chief Executive Officer
Robert D. Graham	55	Vice President and General Counsel
Tim C. Hafer	49	Vice President and Controller
Kelly D. Luttmer	47	Vice President and Tax Director
John A. St. Wrba	54	Vice President and Treasurer
Gregory M. Swalwell	54	Vice President, Finance and Chief Financial Officer

Robert D. Graham has served as our vice president and general counsel since 2003.  He has also served as Kronos Worldwide’s executive vice president and general counsel since 2009 and its vice president and general counsel from prior to 2006 to 2009.  Mr. Graham has served as TIMET‘s executive vice president since 2006 and its vice president from 2006 and prior years and executive vice president of CompX since May 2010.  He has served as vice president of Contran and Valhi since 2002.

Tim C. Hafer has served as our vice president and controller since 2006 and our director – finance and control from 2003 to 2006.  He also served as Kronos Worldwide’s vice president and controller since 2006 and its director – finance and control in 2006 and prior years.  Mr. Hafer has served in financial accounting positions with various companies related to Contran and Valhi since 1999.

Kelly D. Luttmer has served as our vice president and tax director since 2004.  She also has served as vice president and tax director of CompX, Contran, Kronos Worldwide and Valhi since prior to 2006 and vice president and tax director of TIMET since 2006 and of Keystone since May 2010.  Ms. Luttmer has served in tax accounting positions with various companies related to Contran and Valhi since 1989.

John A. St. Wrba has served as our vice president and treasurer since 2003.  Since prior to 2006, he has also served as vice president and treasurer of Contran and Kronos Worldwide.  Mr. St. Wrba has also served as vice president and treasurer of TIMET since 2006 and Valhi since prior to 2006.

Gregory M. Swalwell has served as our vice president, finance and chief financial officer since 2004.  He has also served Kronos Worldwide’s executive vice president and chief financial officer since 2009 and its vice president and chief financial officer from prior to 2006 to 2009.  Since prior to 2006, he has served as vice president of TIMET and vice president and controller of Contran and Valhi.  Mr. Swalwell has served in accounting and financial positions with various companies related to Contran and Valhi since 1988.

CORPORATE GOVERNANCE

Controlled Company Status, Director Independence and Committees.  Because of Valhi’s direct ownership of approximately 83.0% of our common stock, we are considered a controlled company under the listing standards of the NYSE.  Pursuant to the listing standards, a controlled company may choose not to have a majority of independent directors, independent compensation, nominations or corporate governance committees or charters for these committees.  We have chosen not to have a majority of independent directors or an independent nominations or corporate governance committee or charters for these committees. Our board of directors believes that the full board of directors best represents the interests of all of our shareholders and that it is appropriate for all matters that would otherwise be considered by a nominations, corporate governance or risk oversight committee to be considered and acted upon by the full board of directors.  Applying the NYSE director independence standards without any additional categorical standards, our board of directors has determined that Cecil H. Moore, Jr., Thomas P. Stafford and Terry N. Worrell are independent and have no material relationship with us other than serving as our directors.  While the members of our management development and compensation committee currently satisfy the independence requirements of the NYSE, we have chosen not to satisfy all of the NYSE listing standards for a compensation committee.

In determining that Mr. Worrell has no material relationship with us other than serving as our director, the board of directors considered the following relationship.

•
As part of a pledge of $5.0 million beginning in 2004, the Foundation, of which Harold C. Simmons is the chairman of the board, made a final contribution of $1.0 million in 2009 to the Children’s Medical Foundation of Texas, of which foundation Mr. Worrell serves as a trustee.

The board determined that Mr. Worrell did not have a direct or indirect material interest in this transaction based on his representation that he receives no compensation for serving as a trustee of Children’s Medical Foundation of Texas.

2010 Meetings and Standing Committees of the Board of Directors.  The board of directors held four meetings in 2010.  Each director participated in at least 75% of all of such meetings and of the 2010 meetings of the committees on which he served at the time.  It is expected that each director will attend our annual meeting of shareholders, which is held immediately before the annual meeting of the board of directors.  All but one of our directors attended our 2010 annual shareholder meeting.

The board of directors has established and delegated authority to two standing committees, which are described below.  The board of directors is expected to elect the members of the standing committees at the board of directors annual meeting immediately following the annual shareholder meeting.  The board of directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities.

Audit Committee.  Our audit committee assists with the board of directors’ oversight responsibilities relating to our financial accounting and reporting processes and auditing processes.  The purpose, authority, resources and responsibilities of our audit committee are more specifically set forth in its charter.  Applying the requirements of the NYSE listing standards (without additional categorical standards) and SEC regulations, as applicable, the board of directors has determined that:

•	each member of our audit committee is independent, financially literate and has no material relationship with us other than serving as our director; and

•	Mr. Cecil H. Moore, Jr. is an “audit committee financial expert.”

No member of our audit committee serves on more than three public company audit committees.  For further information on the role of our audit committee, see the Audit Committee Report in this proxy statement.  The current members of our audit committee are Thomas P. Stafford (chairman), Cecil H. Moore, Jr. and Terry N. Worrell.  Our audit committee held seven meetings in 2010.

Management Development and Compensation Committee.  The principal responsibilities of our management development and compensation committee are:

•	to recommend to the board of directors whether or not to approve any proposed charge to us or any of our privately held subsidiaries pursuant to our ISA with Contran;

•	to review certain matters regarding our employee defined benefit plans or programs;

•	to review, approve, administer and grant awards under our equity compensation plans; and

•	to review and administer such other compensation matters as the board of directors may direct from time to time.

As discussed above, the board of directors has determined that each member of our management development and compensation committee is independent by applying the NYSE director independence standards (without additional categorical standards).  In certain instances under our 1998 Long-Term Incentive Plan, a plan allowing for grants of cash or equity performance awards, the management development and compensation committee may delegate its authority to administer this plan to certain individuals, which delegation authority the committee has not utilized.  With respect to the role of our executive officers in determining or recommending the amount or form of executive compensation, see the Compensation Discussion and Analysis section of this proxy statement.  With respect to director compensation, our executive officers make recommendations on such compensation directly to our board of directors for its consideration without involving the management development and compensation committee.  The current members of our management development and compensation committee are Thomas P. Stafford (chairman) and Terry N. Worrell.  Our management development and compensation committee held one meeting in 2010.

Risk Oversight.  Our board of directors oversees the actions we take in managing our material risks.  Our management is responsible for our day-to-day management of risk.  The board’s oversight of our material risks is undertaken through, among other things, various reports and assessments that management presents to the board and the related board discussions.  The board has delegated some of its primary risk oversight to our audit committee and management development and compensation committee.  Our audit committee annually receives management’s reports and assessments on, among other things, the risk of fraud, certain material business risks and a ranking of such material business risks and on our insurance program.  The audit committee also receives reports from our independent registered public accounting firm regarding, among other things, financial risks and the risk of fraud.  Our management development and compensation committee receives management’s assessments on the likelihood that our compensation policies and practices could have a material adverse effect on us, as more fully described in the Compensation Policies and Practices as They Relate to Risk Management section of this proxy statement.  The audit committee and management development and compensation committee report to the board of directors about their meetings. We believe the leadership structure of the board of directors is appropriate for our risk oversight.

Identifying and Evaluating Director Nominees.  Historically, our management has recommended director nominees to the board of directors.  As stated in our corporate governance guidelines:

•	our board of directors has no specific minimum qualifications for director nominees;

•
each nominee should possess the necessary business background, skills and expertise at the policy-making level and a willingness to devote the required time to the duties and responsibilities of membership on the board of directors; and

•
the board of directors believes that experience as our director is a valuable asset and that directors who have served on the board for an extended period of time are able to provide important insight into our operations and future.

In identifying, evaluating and determining our director nominees, the board of directors follows such corporate governance guidelines.  The board also considers the nominee’s ability to satisfy the need, if any, for required expertise on the board of directors or one of its committees.  While we do not have any policy regarding the diversity of our nominees, the board does consider the diversity in the background, skills and expertise at the policy making level of our director nominees, and as a result our board believes our director nominees do possess a diverse range of senior management experience that aids the board in fulfilling its responsibilities.  The board of directors believes its procedures for identifying and evaluating director nominees are appropriate for a controlled company under the NYSE listing standards.

Leadership Structure of the Board of Directors and Independent Director Meetings.  As discussed before, Harold C. Simmons serves as our chairman of the board and chief executive officer.  Pursuant to our amended and restated corporate governance guidelines, our independent directors are entitled to meet on a regular basis throughout the year, and will meet at least once annually, without the participation of our other directors who are not independent.  While we do not have a lead independent director, the chairman of our audit committee presides at all of the meetings of our independent directors.  Because we are a holding company and do not have any material operations other than through our investments in CompX and Kronos Worldwide, the board of directors believes our leadership structure is appropriate.  The board recognizes that while there is no single organizational structure that is ideal in all circumstances, the board believes that having one individual serve as our chairman of the board and as our chief executive officer provides an appropriate breadth of experience and perspective that effectively facilitates the formulation of our long-term strategic direction and business plans.  In addition, the board of directors believes that since Harold C. Simmons personally and indirectly through related entities holds a majority of our outstanding stock, his service as our chairman of the board and chief executive officer is beneficial in providing strategic leadership for us since there is a commonality of interest that is closely aligned in building long-term shareholder value for all of our shareholders.  In 2010, we complied with the NYSE requirements for meetings of our independent directors.

Shareholder Proposals and Director Nominations for the 2012 Annual Meeting of Shareholders.  Shareholders may submit proposals on matters appropriate for shareholder action at our annual shareholder meetings, consistent with rules adopted by the SEC.  We must receive such proposals not later than December 8, 2011 to be considered for inclusion in the proxy statement and form of proxy card relating to our annual meeting of shareholders in 2012.  Our by-laws require that the proposal must set forth a brief description of the proposal, the name and address of the proposing shareholder as they appear in our records, the number of shares of our common stock the shareholder holds and any material interest the shareholder has in the proposal.

The board of directors will consider the director nominee recommendations of our shareholders in accordance with the process discussed above.  Our by-laws require that a nomination set forth the name and address of the nominating shareholder, a representation that the shareholder will be a shareholder of record entitled to vote at the annual shareholder meeting and intends to appear in person or by proxy at the meeting to nominate the nominee, a description of all arrangements or understandings between the shareholder and the nominee (or other persons pursuant to which the nomination is to be made), such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and the consent of the nominee to serve as a director if elected.

For proposals or director nominations to be brought at the 2012 annual meeting of shareholders but not included in the proxy statement for such meeting, our by-laws require that the proposal or nomination must be delivered or mailed to our principal executive offices in most cases no later than February 21, 2012.  Proposals and nominations should be addressed to our corporate secretary at NL Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2697.

Communications with Directors.  Shareholders and other interested parties who wish to communicate with the board of directors or its independent directors may do so through the following procedures.  Such communications not involving complaints or concerns regarding accounting, internal accounting controls and auditing matters related to us may be sent to the attention of our corporate secretary at NL Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2697.  Provided that any such communication relates to our business or affairs and is within the function of our board of directors or its committees, and does not relate to insignificant or inappropriate matters, such communication, or a summary of such communication, will be forwarded to the chairman of our audit committee, who also serves as the presiding director of our independent director meetings.

Complaints or concerns regarding accounting, internal accounting controls and auditing matters, which may be made anonymously, should be sent to the attention of our general counsel with a copy to our chief financial officer at the same address as our corporate secretary.  These complaints or concerns will be forwarded to the chairman of our audit committee.  We will keep these complaints or concerns confidential and anonymous, to the extent feasible, subject to applicable law.  Information contained in such a complaint or concern may be summarized, abstracted and aggregated for purposes of analysis and investigation.

Compensation Committee Interlocks and Insider Participation.  As discussed above, for 2010 the management development and compensation committee was composed of Thomas P. Stafford and Terry N. Worrell.  No member of the committee:

•	was an officer or employee of ours during 2010 or any prior year;

•	had any related party relationships with us that requires disclosure under applicable SEC rules; or

•	had any interlock relationships under applicable SEC rules.

For 2010, no executive officer of ours had any interlock relationships within the scope of the intent of applicable SEC rules.  However, our chairman of the board is on the board of directors of Contran and Contran employs Glenn R. Simmons and Steven L. Watson, who each serve as one of our directors.

Code of Business Conduct and Ethics.  We have adopted a code of business conduct and ethics.  The code applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller.  Only the board of directors may amend the code.  Only our audit committee or other committee of the board of directors with specifically delegated authority may grant a waiver of this code.  We will disclose amendments to or waivers of the code as required by law and the applicable rules of the NYSE.

Corporate Governance Guidelines.  We have adopted corporate governance guidelines to assist the board of directors in exercising its responsibilities.  Among other things, the corporate governance guidelines provide for director qualifications, for independence standards and responsibilities, for approval procedures for ISAs and that our audit committee chairman preside at all meetings of the independent directors.

Availability of Corporate Governance Documents.  A copy of each of our audit committee charter, code of business conduct and ethics and corporate governance guidelines is available on our website at www.nl-ind.com under the corporate governance section.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
AND OTHER INFORMATION

Compensation Discussion and Analysis.  This compensation discussion and analysis describes the key principles and factors underlying our executive compensation policies for our named executive officers.  For the last three years, all of our named executive officers were employed and compensated directly by, and also served as executive officers of, Contran.  For each of these years, we paid Contran a fee to receive, among other things, the services of our named executive officers pursuant to our ISA with Contran, which fee was approved by our independent directors after receiving the recommendation of our management development and compensation committee and the concurrence of our chief financial officer.  As a result, a portion of the aggregate ISA fee we paid to Contran was paid for services provided to us by our named executive officers.  The nature of the duties of each of our named executive officers is consistent with the duties normally associated with the officer titles and positions such officer holds with us.  Pursuant to certain other ISAs, each of CompX and Kronos Worldwide also paid a fee to Contran for, among other things, the services our named executive officers provided to those companies, which fees were approved by the independent directors of those companies.  Additionally, we and Kronos Worldwide each paid director fees in the form of cash and stock compensation to our chief executive officer for his service on the boards of directors of us and Kronos Worldwide.  Other than these director fees, we did not pay any compensation directly to our named executive officers.

As defined in the Glossary of Terms at the beginning of this proxy statement, the phrase “named executive officers” refers to the five persons whose compensation is summarized in the Summary Compensation Table in this proxy statement.  Such phrase is not intended, and does not, refer to all of our executive officers.

Intercorporate Services Agreements.  The charges under these ISAs reimburse Contran for its cost of employing the personnel who provide the services by allocating such cost to us based on the estimated percentage of time such personnel were expected to devote to us over the year.  The amount of the fee we paid for each year under these ISAs for a person who provided services to us represents, in management’s view, the reasonable equivalent of “compensation” for such services.  See the Intercorporate Services Agreements part of the Certain Relationships and Transactions section of this proxy statement for the aggregate amount we paid to Contran in 2010 under these ISAs.  Under the various ISAs among Contran and its subsidiaries, we share the cost of the employment of our named executive officers with Contran and certain of its other publicly and privately held subsidiaries.  For our named executive officers, the portion of the annual charge we paid for each of the last three years to Contran under these ISAs attributable to each of their services is set forth in footnote 2 to the 2010 Summary Compensation Table in this proxy statement.  Footnotes 2 and 3 also set forth the cash fees and stock compensation we or Kronos Worldwide paid to Mr. Harold C. Simmons for his director services.  The amount charged under these ISAs and the cash director fees are not dependent upon our financial performance.  As discussed further below, the amounts charged under the ISAs are dependent upon Contran’s cost of employing or engaging the personnel who provide the services to us (including the services of our named executive officers) by allocating such cost to us based on the estimated percentage of time such personnel were expected to devote to us over the year.  See the Director Compensation and the 2010 Grants of Plan-Based Awards sections in this proxy statement for a discussion of our director fees and the formulas by which they are determined.

We believe the cost of the services received under our ISA with Contran, after considering the quality of the services received, is fair to us and is no less favorable to us than we could otherwise obtain from an unrelated third party for comparable services, based solely on our collective business judgment and experience without performing any independent market research.

In the early part of each year, Contran’s management, including certain of our named executive officers, estimates the percentage of time that each Contran employee, including our named executive officers, is expected to devote in the upcoming year to Contran and its subsidiaries, including us.  Contran’s management then allocates Contran’s cost of employing each of its employees among Contran and its various subsidiaries based on such estimated percentages.  Contran’s aggregate cost of employing each of its employees comprises:

•	the annualized base salary of such employee at the beginning of the year;

•
an estimate of the bonus Contran will pay or accrue for such employee (other than bonuses for specific matters) for the year, using as a reasonable approximation for such bonus the actual bonus that Contran paid or accrued for such employee in the prior year; and

•
Contran’s portion of the social security and medicare taxes on such base salary and an estimated overhead factor (24% for 2010 as compared to 17% for each of 2009 and 2008) applied to the base salary for the cost of medical and life insurance benefits, unemployment taxes, disability insurance, defined benefit and defined contribution plan benefits, professional education and licensing and costs of providing an office, equipment and supplies related to providing such services.

The overhead factor increased in 2010 as compared to 2009 and 2008 primarily as a result of increased defined benefit pension plan costs resulting principally from changes in the funded status of Contran’s defined benefit plan due to the negative overall impact of the global economic recession on the return on assets held by the plan.  Contran’s management subsequently made such adjustments to the details of the proposed ISA charge as they deemed necessary for accuracy, overall reasonableness and fairness to us.

In the first quarter of each year, the proposed charge for that year under our ISA with Contran was presented to our management development and compensation committee, and the committee considered whether to recommend that our board of directors approve the ISA charge.  Among other things during such presentation, the committee was informed of:

•	the quality of the services Contran provides to us, including the quality of the services our executive officers provide to us;

•	the $1.0 million charge to us for the services of Harold C. Simmons as our chairman of the board and chief executive officer;

•	the comparison of the ISA charge and number of full-time equivalent employees reflected in the charge by department for the prior year and proposed for the current year;

•
the comparison of the prior year and proposed current year charges by department and in total and such amounts as a percentage of Contran’s similarly calculated costs for its departments and in total for those years;

•	the comparison of the prior year and proposed current year average hourly rate; and

•	the concurrence of our chief financial officer as to the reasonableness of the proposed charge.

In determining whether to recommend that the board of directors approve the proposed ISA fee, the management development and compensation committee considers the three elements of Contran’s cost of employing the personnel who provide services to us, including the cost of employing our named executive officers, in the aggregate and not individually.  After considering the information contained in such presentations, and following further discussion and review, our management development and compensation committee recommended that our board of directors approve the proposed ISA fee after concluding that:

•
the cost to employ the personnel necessary to provide the quality of the services provided by Contran would exceed the proposed aggregate fee to be charged by Contran to us under our ISA with Contran; and

•	the cost for such services would be no less favorable than could otherwise be obtained from an unrelated third party for comparable services.

In reaching its recommendation, our management development and compensation committee did not review:

•
any ISA charge from Contran to any other publicly held parent or sister company, although such charge was separately reviewed by the management development and compensation committee of the applicable company; and

•	the compensation policies of Contran or the amount of time our named executive officers are expected to devote to us because:

o	each of our named executive officers provides services to many companies related to Contran, including Contran itself;

o	the fee we pay to Contran under our ISA with Contran each year does not represent all of Contran’s cost of employing each of our named executive officers;

o	Contran and these other companies related to Contran absorb the remaining amount of Contran’s cost of employing each of our named executive officers; and

o
the members of our management development and compensation committee consider the other factors discussed above in determining whether to recommend that the proposed ISA fee for each year be approved by the full board of directors.

Based on the recommendation of our management development and compensation committee, as well as the concurrence of our chief financial officer, our independent directors approved the proposed annual ISA charge effective January 1, 2010, with our other directors abstaining.

For financial reporting and income tax purposes, the ISA fee is expensed as incurred on a quarterly basis.  Contran has implemented a limit of $1.0 million on any individual’s charge to a publicly held company in order to enhance the deductibility by the company of the charge for tax purposes under Section 162(m) of the Internal Revenue Code of 1986, if such section were to be deemed applicable.  Section 162(m) generally disallows a tax deduction to publicly held companies for non-performance based compensation over $1.0 million paid to the company’s chief executive officer and four other most highly compensated executive officers.  Because of this policy, the portion of the aggregate ISA fee we, Kronos and CompX each paid to Contran in each of the last three years that was attributable to the services of Harold C. Simmons was limited to such $1.0 million amount.

Equity-Based Compensation.  Prior to 2007, we decided to forego the grant of any equity compensation to our employees, although we continue to grant annual awards of stock to our directors as a portion of their annual retainers, including our chairman of the board and chief executive officer.  We also do not have any security ownership requirements or guidelines for our management or directors.  We do not currently anticipate any equity-based compensation will be granted in 2011, other than the annual grants of stock to our directors, including our chairman of the board and chief executive officer.  See the Director Compensation section in this proxy statement for a discussion of these annual grants and the method by which the amount of such stock awards are determined.  The dollar amount of stock awards appearing in the 2010 Summary Compensation Table represents the value recognized for financial statement reporting purposes of shares of common stock we or Kronos Worldwide granted to Mr. Harold Simmons in each of the last three years for his director services.

Deductibility of Compensation.  It is our general policy to structure the performance-based portion of the compensation of our executive officers, if any, in a manner that enhances our ability to deduct fully such compensation under Section 162(m) of the Internal Revenue Code.

Compensation Committee Report.  The management development and compensation committee has reviewed with management the Compensation Discussion and Analysis section in this proxy statement.  Based on the committee’s review and a discussion with management, the committee recommended to the board of directors that our compensation discussion and analysis be included in this proxy statement.

The following individuals, in the capacities indicated, hereby submit the foregoing report.

Thomas P. Stafford Chairman of our Management Development and Compensation Committee	Terry N. Worrell Member of our Management Development and Compensation Committee

Summary of Cash and Certain Other Compensation of Executive Officers.  The 2010 Summary Compensation Table below provides information concerning compensation we, CompX and Kronos Worldwide paid or accrued for services rendered during the last three years by our chief executive officer, chief financial officer and each of the three other most highly compensated individuals (based on ISA charges to us, our subsidiaries and Kronos Worldwide) who were our executive officers at December 31, 2010.  All of our named executive officers were employees of Contran for the last three years and provided their services to us, our subsidiaries and Kronos Worldwide pursuant to ISAs with Contran.  For a discussion of these ISAs, see the Intercorporate Services Agreements part of the Certain Relationships and Transactions section of this proxy statement.

2010 SUMMARY COMPENSATION TABLE (1)

Name and Principal Position	Year	Salary		Stock Awards		Total

Harold C. Simmons	2010	$3,047,000	(2)	$28,490	(3)	$3,075,490
Chairman of the Board and Chief Executive Officer	2009	3,047,000	(2)	21,920	(3)	3,068,920
	2008	3,044,000	(2)	22,925	(3)	3,066,925

Robert D. Graham	2010	1,068,900	(2)	-0-		1,068,900
Vice President and General Counsel	2009	1,042,000	(2)	-0-		1,042,000
	2008	944,600	(2)	-0-		944,600

Gregory M. Swalwell	2010	655,300	(2)	-0-		655,300
Vice President, Finance and Chief Financial Officer	2009	681,000	(2)	-0-		681,000
	2008	681,000	(2)	-0-		681,000

Kelly D. Luttmer	2010	519,100	(2)	-0-		519,100
Vice President and Tax Director	2009	557,500	(2)	-0-		557,500
	2008	557,500	(2)	-0-		557,500

John A. St. Wrba	2010	454,000	(2)	-0-		454,000
Vice President and Treasurer	2009	426,700	(2)	-0-		426,700
	2008	426,700	(2)	-0-		426,700

—————————
(1)	Certain non-applicable columns have been omitted from this table.

(2)
The amounts shown in the 2010 Summary Compensation Table as salary for each named executive officer include the portion of the fees we, CompX and Kronos Worldwide paid to Contran pursuant to certain ISAs with respect to the services such officer rendered to us, our subsidiaries and Kronos Worldwide. The ISA charges disclosed for Contran employees who perform executive officer services to us, our subsidiaries and Kronos Worldwide are based on various factors described in the Compensation Discussion and Analysis section of this proxy statement.  Our management development and compensation committee considers the factors described in the Compensation Discussion and Analysis section of this proxy statement in determining whether to recommend that our board of directors approve the aggregate proposed ISA fee from Contran to us, exclusive of ISA charges from Contran to CompX or Kronos Worldwide.  As discussed in the Compensation Discussion and Analysis section of this proxy statement, our management development and compensation committee does not consider any ISA charge from Contran to any other publicly held subsidiary, parent or sister company of ours, although such charge is separately reviewed by the management development and compensation committee of the applicable company.  The amount shown in the table as salary for Mr. Harold C. Simmons also includes director cash compensation paid to him by us and Kronos Worldwide.  The components of salary shown in the 2010 Summary Compensation Table for each of our named executive officers are as follows.

	2008		2009		2010

Harold C. Simmons
ISA Fees:
CompX	$1,000,000		$1,000,000		$ 1,000,000
Kronos Worldwide	1,000,000		1,000,000		1,000,000
NL	1,000,000		1,000,000		1,000,000
Director Fees Earned or Paid in Cash:
Kronos Worldwide	22,000		23,000		24,000
NL	22,000		24,000		23,000
	$ 3,044,000		$ 3,047,000		$ 3,047,000

Robert D. Graham
ISA Fees:
CompX	$ 97,400		$ 97,400		$ 90,600
Kronos Worldwide	360,300	(a)	457,700	(a)	425,700	(a)
NL	486,900		486,900		552,600
	$ 944,600		$ 1,042,000		$ 1,068,900

Gregory M. Swalwell
ISA Fees:
CompX	$ 40,900		$ 40,900		$ 63,000
Kronos Worldwide	272,400	(a)	272,400	(a)	252,000	(a)
NL	367,700		367,700	(b)	340,300	(b)
	$ 681,000		$ 681,000		$ 655,300

Kelly D. Luttmer
ISA Fees:
CompX	$ 40,500		$ 40,500		$ 41,100
Kronos Worldwide	354,800	(a)	354,800	(a)	359,800	(a)
NL	162,200	(b)	162,200	(b)	118,200	(b)
	$ 557,500		$ 557,500		$ 519,100

John A. St. Wrba
ISA Fees:
CompX	$ 19,200		$ 19,200		$ 17,300
Kronos Worldwide	330,600	(a)	330,600	(a)	367,400	(a)
NL	76,900		76,900		69,300
	$ 426,700		$ 426,700		$ 454,000

—————————
(a)	Includes amounts allocated to Kronos International, Inc., a wholly owned subsidiary of Kronos Worldwide, under the ISA between Contran and Kronos Worldwide.

(b)	Includes amounts allocated to EWI, our wholly owned subsidiary, under our ISA with Contran.

(3)
Stock awards to Mr. Simmons in the last three years consisted of shares of common stock we or Kronos Worldwide granted to him for his services as a director.  See the 2010 Grants of Plan-Based Awards Table below for more details regarding the 2010 grants.  The stock awards consisted of the following:

Shares of Common Stock	Date of Grant	Closing Price on Date of Grant	Grant Date Value of Shares of Common Stock

Harold C. Simmons
1,000 shares of Kronos Worldwide common stock	May 13, 2010	$17.78	$17,780
1,500 shares of NL common stock	May 19, 2010	$7.14	10,710
			$28,490

1,500 shares of Kronos Worldwide common stock	May 14, 2009	$7.92	$11,880
1,000 shares of NL common stock	May 12, 2009	$10.04	10,040
			$21,920

500 shares of Kronos Worldwide common stock	May 15, 2008	$23.97	$11,985
1,000 shares of NL common stock	May 21, 2008	$10.94	10,940
			$22,925

We valued these stock awards at the closing price of a share of the common stock on the date of grant, consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718.

2010 Grants of Plan-Based Awards.  The following table sets forth details of the stock awards we and Kronos Worldwide granted to our chief executive officer in 2010 for his services as a director of each corporation.  No other named executive officer received any plan-based awards from us, our subsidiaries or Kronos Worldwide in 2010.

2010 GRANTS OF PLAN-BASED AWARDS (1)

Name	Grant Date	Date of Approval (2)	All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Grant Date Fair Value of Stock and Option Awards (2)

Harold C. Simmons
Kronos Worldwide common stock (3)	May 13, 2010	January 1, 2004	1,000	$17,780
NL common stock (4)	May 19, 2010	January 1, 2004	1,500	10,710
				$28,490

—————————
(1)	Certain non-applicable columns have been omitted from this table.

(2)
As preapproved by the respective management development and compensation committees of each of us and Kronos Worldwide on the day of each such issuer’s annual shareholder meeting, each director elected on that day receives a grant of shares of such issuer’s common stock as determined by the following formula based on the closing price of a share of the common stock on the date of such meeting.

Range of Closing Price Per Share on the Date of Grant	Shares of Common Stock to Be Granted

Under $5.00	2,000
$5.00 to $9.99	1,500
$10.00 to $20.00	1,000
Over $20.00	500

These shares are fully vested and tradable immediately on their date of grant, other than restrictions under applicable securities laws.  For the purposes of this table, we valued these stock awards at the closing price per share of the common stock on their date of grant, consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718.  The closing prices were:

Common Stock	Date of Grant	Closing Price on Date of Grant

Kronos Worldwide	May 13, 2010	$17.78
NL	May 19, 2010	7.14

(3)	Granted by Kronos Worldwide pursuant to its 2003 Long-Term Incentive Plan.

(4)	Granted by us pursuant to our 1998 Long-Term Incentive Plan.

Outstanding Equity Awards at December 31, 2010.  At December 31, 2010, none of our named executive officers held outstanding stock options to purchase shares of our common stock or common stock of our subsidiaries or Kronos Worldwide, held any rights to such shares that were subject to vesting restrictions or held any equity incentive awards for such shares.

Option Exercises and Stock Vested.  During 2010, no named executive officer exercised any stock options or had any stock awards vest.  For stock awards granted in 2010 to Mr. Harold C. Simmons that had no vesting restrictions, see the 2010 Grants of Plan-Based Awards Table above.

Pension Benefits.  We do not have any defined benefit pension plans in which our named executive officers participate.

Nonqualified Deferred Compensation.  We do not owe any nonqualified deferred compensation to our named executive officers.

Director Compensation.  Our directors are entitled to receive compensation for their services as directors.  Our directors receive an annual retainer of $20,000, paid in quarterly installments, plus a fee of $1,000 per day for attendance at meetings of the board of directors or its committees and at a daily rate ($125 per hour) for other services rendered on behalf of our board of directors or its committees.  In addition to the annual retainers for service on the board of directors, the chairman of our audit committee and any member of our audit committee whom the board identified as an “audit committee financial expert” for purposes of the annual proxy statement receive an annual retainer of $20,000, paid in quarterly installments (provided that if one person serves in both capacities only one such retainer is paid), and other members of our audit committee receive an annual retainer of $10,000, paid in quarterly installments, for their service on the audit committee.  Members of our management development and compensation committee also receive an annual retainer of $2,000, paid in quarterly installments, for their service on that committee.  If a director dies while serving on our board of directors, his designated beneficiary or estate will be entitled to receive a death benefit equal to the annual retainer then in effect.  We reimburse our directors for reasonable expenses incurred in attending meetings and in the performance of other services rendered on behalf of our board of directors or its committees.  In addition, Gen. Stafford receives an annual payment of $15,000 as a result of his service on our board of directors prior to 1987.

As discussed in footnote 2 to the 2010 Grants of Plan-Based Awards Table, on the day of each annual shareholder meeting, each of our directors elected on that date receives a grant of shares of our common stock as determined by the closing price of a share of our common stock on the date of such meeting.  The following table provides information with respect to compensation certain of our directors earned for their 2010 director services provided to us.

2010 DIRECTOR COMPENSATION (1)

Name	Fees Earned or Paid in Cash (2)	Stock Awards (3)	All Other Compensation		Total

Cecil H. Moore, Jr. (4).	$47,000	$10,710	$ -0-		$ 57,710
Glenn R. Simmons (4)(5)	24,000	10,710	19,900	(6)	54,610
Thomas P. Stafford	49,000	10,710	15,000	(7)	74,710
Steven L. Watson (4)(5)	24,000	10,710	468,000	(6)	502,710
Terry N. Worrell	39,000	10,710	-0-		49,710

—————————
(1)
Certain non-applicable columns have been omitted from this table.  For compensation Harold C. Simmons earned for serving as our director, see the 2010 Summary Compensation Table (footnotes 2 and 3) and 2010 Grants of Plan-Based Awards Table set forth above.

(2)	Represents cash retainers and meeting fees the director earned for director services he provided to us in 2010.

(3)
Represents the value of 1,500 shares of our common stock we granted to each of these directors on May 19, 2010. For the purposes of this table, these stock awards were valued at the closing price per share of such shares on their date of grant of $7.14, consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(4)
In addition to the fees disclosed, Messrs. Glenn Simmons and Watson also receive compensation from CompX and Kronos Worldwide and Mr. Moore also receives compensation from Kronos Worldwide for their director services provided to each of such corporations, as applicable.  For 2010, they each earned the following for these director services:

Name	Fees Earned or Paid in Cash (a)	Stock Awards (b)	Total

Cecil H. Moore, Jr.
Kronos Worldwide Director Services	$47,000	$17,780	$64,780

Glenn R. Simmons
CompX Director Services	23,000	10,890	$33,890
Kronos Worldwide Director Services	24,000	17,780	41,780
			$75,670

Steven L. Watson
CompX Director Services	23,000	10,890	$33,890
Kronos Worldwide Director Services	23,000	17,780	40,780
			$74,670

—————————
(a)	Represents retainers and meeting fees earned for 2010 director services.

(b)
For the purposes of this table, these stock awards comprised the following number of shares and were valued at the following closing prices per share of such shares on their respective dates of grant, consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718:

Common Stock	Shares Granted	Date of Grant	Closing Price on Date of Grant	Dollar Value of Stock Award

CompX Class A Common Stock	1,000	May 26, 2010	$10.89	$10,890
Kronos Worldwide Common Stock	1,000	May 13, 2010	$17.78	$17,780

(5)
As of December 31, 2010, Messrs. Glenn Simmons and Watson held stock options exercisable in the aggregate for 2,000 shares and 4,000 shares of CompX class A common stock, respectively, which stock options were granted for director services they each rendered to CompX.

(6)
The amounts shown in the table as all other compensation for Messrs. Glenn Simmons and Watson represent the portion of the 2010 fees we paid pursuant to our ISA with Contran for the nondirector services they rendered to us (including amounts allocated to EWI, our wholly owned subsidiary).

In addition to the fees disclosed, CompX and Kronos Worldwide also paid 2010 fees to Contran pursuant to ISAs, a portion of which was attributable to the nondirector services of Messrs. Glenn Simmons and Watson.  The portions of the CompX and Kronos Worldwide 2010 ISA fees paid to Contran under their ISAs attributable to the nondirector services of Messrs. Glenn Simmons and Watson are as follows:

Glenn R. Simmons
ISA Fees:
CompX	$33,200
Kronos Worldwide	-0-
	$33,200

Steven L. Watson
ISA Fees:
CompX	$84,500
Kronos Worldwide	993,500	(a)
	$1,078,000

—————————
(a)	Includes amounts allocated to Kronos International, Inc., a wholly owned subsidiary of Kronos Worldwide, under the ISA between Contran and Kronos Worldwide.

(7)	Gen. Stafford (ret.) receives an annual lifetime benefit payment of $15,000 as a result of his service on our board of directors prior to 1987.

Compensation Policies and Practices as They Relate to Risk Management.  We believe that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.  In reaching this conclusion, we considered the following:

•
other than stock grants to directors, we do not grant equity awards to our employees, officers or other persons who provide services to us under the ISAs with Contran, which mitigates taking excessive or inappropriate risk for short-term gain that might be rewarded by equity compensation;

•
certain senior employees of CompX and Kronos Worldwide are eligible to receive incentive bonus payments that are determined on a discretionary basis and do not guarantee the employee a particular level of bonus based on the achievement of a specified performance or financial target, which also mitigates taking excessive or inappropriate risk for short-term gain;

•
certain key employees of CompX and Kronos Worldwide are eligible to receive bonuses determined in part on the achievement of specified performance or financial targets based on the respective business plan for the year (with respect to CompX) or on the achievement of specified performance or financial targets (with respect to Kronos Worldwide), but the chance of such employees undertaking actions with excessive or inappropriate risk for short-term gain in order to achieve such bonuses is mitigated because:

o
the senior officers employed by CompX or Kronos Worldwide who are responsible for setting the specified performance or financial targets or establishing and executing such business plan are not eligible to receive such bonuses based on the business plan, but instead are only eligible for the discretionary-based bonuses described above; and

o	there exist ceilings for these bonuses regardless of the actual level of financial performance achieved;

•
our officers and other persons who provide services to us under our ISAs with Contran do not receive compensation from us directly and are employed by Contran, one of our parent corporations, which aligns such officers and persons with the long-term interests of our shareholders;

•	since we are a controlled company, as previously discussed, management has a strong incentive to understand and perform in the long-term interests of our shareholders; and

•
our experience is that our employees are appropriately motivated by our compensation policies and practices to achieve profits and other business objectives in compliance with our oversight of material short and long-term risks.

For a discussion of our compensation policies and practices for our executive officers, please see the Compensation Discussion and Analysis section of this proxy statement.

Compensation Consultants.  Neither our board of directors, management development and compensation committee nor management has engaged any compensation consultants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership with the SEC, the NYSE and us.  Based solely on the review of the copies of such forms and representations by certain reporting persons, we believe that for 2010 our executive officers, directors and 10% shareholders, other than Harold C. Simmons, complied with all applicable filing requirements under section 16(a).  Due to an unintentional oversight by our staff, Mr. Simmons filed one Form 4 reporting one late transaction.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Related Party Transaction Policy.  As set forth in our code of business conduct and ethics, from time to time, we engage in transactions with affiliated companies.  In addition, certain of our executive officers and directors serve as executive officers and directors of affiliated companies.  With respect to transactions between or involving us and one or more of our affiliates, it is not a violation of the code if the transaction, in our opinion, is no less favorable to us than could be obtained from unrelated parties, or the transaction, in the absence of shareholder ratification or approval by our independent directors, is fair to all companies involved.  Furthermore, the code provides that:

•	directors and officers owe a duty to us to advance our legitimate interests when the opportunity to do so arises; and

•
they are prohibited from (a) taking for themselves personally opportunities that properly belong to us or are discovered through the use of our property, information or position, (b) using corporate property, information or position for improper personal gain and (c) competing with our interests.

Our executive officers are responsible for applying this policy to related parties.  No specific procedures are in place, however, that govern the treatment of transactions among us and our related entities, although we and such entities may implement specific procedures as appropriate for particular transactions.  Provided, in our judgment, the standard set forth in the code of business conduct and ethics is satisfied, we believe, given the number of companies affiliated with Contran, that related party transactions with our affiliates, in many instances (such as achieving economies of scale), are in our best interest.  In certain instances, our executive officers may seek the approval or ratification of such transactions by our independent directors, but there is no quantified threshold for seeking this approval.

Relationships with Related Parties.  As set forth under the Security Ownership section of this proxy statement, Harold C. Simmons, through Contran, may be deemed to control us.  We and other entities that may be deemed to be controlled by or related to Mr. Simmons sometimes engage in the following:

•
intercorporate transactions, such as guarantees, management, expense and insurance sharing arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties; and

•
common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of an equity interest in another related party.

We periodically consider, review and evaluate and understand that Contran and related entities periodically consider, review and evaluate such transactions.  Depending upon the business, tax and other objectives then relevant and restrictions under indentures and other agreements, it is possible that we might be a party to one or more of such transactions in the future.  In connection with these activities, we may consider issuing additional equity securities or incurring additional indebtedness.  Our acquisition activities have in the past and may in the future include participation in acquisition or restructuring activities conducted by other companies that may be deemed to be related to Harold C. Simmons.

Certain directors or executive officers of CompX, Contran, Keystone, Kronos Worldwide, TIMET or Valhi also serve as our directors or executive officers.  Such relationships may lead to possible conflicts of interest.  These possible conflicts of interest may arise under circumstances in which such companies may have adverse interests. In such an event, we implement such procedures as appropriate for the particular transaction.

Intercorporate Services Agreements.  As discussed elsewhere in this proxy statement, we and certain related companies have entered into ISAs.  Under the ISAs, employees of one company provide certain services, including executive officer services, to the other company on a fixed fee basis.  The services rendered under the ISAs may include executive, management, financial, internal audit, accounting, tax, legal, insurance, real estate management, environmental management, risk management, treasury, aviation, human resources, technical, consulting, administrative, office, occupancy and other services as required from time to time in the ordinary course of the recipient’s business.  The fees paid pursuant to the ISAs are generally based upon an estimated percentage of the time devoted by employees of the provider of the services to the business of the recipient and the employer’s cost related to such employees, which includes the expense for the employees’ compensation and an overhead component that takes into account other employment related costs.  Generally, each of the ISAs renews on a quarterly basis subject to the termination by either party pursuant to a written notice delivered 30 days prior to the start of the next quarter.  Because of the number of companies related to Contran and us, we believe we benefit from cost savings and economies of scale gained by not having certain management, financial, legal, tax, real estate and administrative staffs duplicated at each company, thus allowing certain individuals to provide services to multiple companies.  With respect to a publicly held company that is a party to an ISA, the ISA and the related aggregate annual charge are approved by the independent directors of the company after receiving the recommendation from the company’s management development and compensation committee as well as the concurrence of the chief financial officer.  See the Intercorporate Services Agreements part of the Compensation Discussion and Analysis section in this proxy statement for a more detailed discussion on the procedures and considerations taken by our independent directors in approving the aggregate 2010 fee charged to us under our ISA with Contran.

The following table sets forth the fees paid by us, our subsidiaries or Kronos Worldwide to Contran in 2010 and the amount anticipated to be paid to Contran in 2011 for services Contran provided us, our subsidiaries or Kronos Worldwide under the various ISAs, including the services of all or our named executive officers.

Recipient of Services from Contran under an ISA	Fees Paid to Contran under the ISA in 2010		Fees Expected to be Paid to Contran under the ISA in 2011
	(In thousands)

NL Industries, Inc.	$ 4,925	(1)	$ 5,261	(1)
Kronos Worldwide, Inc.	8,283	(1)	9,604	(1)
CompX International Inc.	3,124	(2)	3,350	(2)
Total	$ 16,332	(1)(2)	$ 18,215	(1)(2)

—————————
(1)
In addition to the reported ISA charges, we and Kronos Worldwide also pay Messrs. Glenn and Harold Simmons and Watson for their services as directors, as discussed in the 2010 Summary Compensation Table and the Director Compensation section of this proxy statement.

(2)
In addition to the reported ISA charges, CompX also pays Messrs. Glenn Simmons and Watson for their services as directors of CompX, as discussed in the 2010 Summary Compensation Table and the Director Compensation section of this proxy statement.

Risk Management Program.  We and Contran participate in a combined risk management program.  Pursuant to the program, Contran and certain of its subsidiaries and related entities, including us and certain of our subsidiaries and related entities, as a group purchase insurance policies and risk management services.  The program apportions its costs among the participating companies.  Tall Pines and EWI provide for or broker the insurance policies.  Tall Pines purchases reinsurance for substantially all of the risks it underwrites.  EWI also provides claims and risk management services and, where appropriate, engages certain third-party risk management consultants.  Tall Pines is a captive insurance company wholly owned by Valhi.  EWI is a reinsurance brokerage and risk management company wholly owned by us.  Consistent with insurance industry practices, Tall Pines and EWI receive commissions from insurance and reinsurance underwriters and/or assess fees for the policies that they provide or broker.

With respect to certain of such jointly owned insurance policies, it is possible that unusually large losses incurred by one or more insureds during a given policy period could leave the other participating companies without adequate coverage under that policy for the balance of the policy period.  As a result, Contran and certain of its subsidiaries or related companies, including us, have entered into a loss sharing agreement under which any uninsured loss is shared by those companies who have submitted claims under the relevant policy.  We believe the benefits in the form of reduced premiums and broader coverage associated with the group coverage for such policies justify the risks associated with the potential for any uninsured loss.

During 2010, we, CompX and Kronos Worldwide paid Tall Pines and EWI in the aggregate approximately $9.6 million, including approximately $1.8 million paid by Louisiana Pigment Company, L.P., a partnership of which a wholly owned subsidiary of Kronos Worldwide and a subsidiary of Huntsman Corporation (NYSE:  HUN) each own 50%.  These amounts principally represent payments for insurance premiums, which include premiums or fees paid to Tall Pines and commissions or fees paid to EWI.  These amounts also include payments to insurers or reinsurers through EWI for the reimbursement of claims within our applicable deductible or retention ranges that such insurers and reinsurers paid to third parties on our behalf, as well as amounts for claims and risk management services and various other third-party fees and expenses incurred by the program.  In our opinion, the program’s allocations of its costs among us and our related entities are reasonable.  We believe the amounts that we, our subsidiaries, Kronos Worldwide and Louisiana Pigment paid for the combined risk management program are less than the costs we would have incurred had we entirely used unrelated third parties for the services the program provided.  We expect that these relationships with Tall Pines and EWI will continue in 2011.  Because we believe there is no conflict of interest regarding our participation in the combined risk management program, our audit committee received a report regarding this program but we did not ask our independent directors to approve it.

Tax Matters.  We and our qualifying subsidiaries are members of the consolidated U.S. federal tax return of which Contran is the parent company, which we refer to as the “Contran Tax Group.”  As a member of the Contran Tax Group and pursuant to certain tax sharing agreements or policies, each of the members and its qualifying subsidiaries compute provisions for U.S. income taxes on a separate company basis using tax elections made by Contran.  Pursuant to the tax sharing agreements or policies and using tax elections made by Contran, each of the parties makes payments or receives payments in amounts it would have paid to or received from the U.S. Internal Revenue Service had it not been a member of the Contran Tax Group but instead had been a separate taxpayer.  Refunds are generally limited to amounts previously paid under the respective tax sharing agreement or policy.  We and our qualifying subsidiaries are also a part of consolidated tax returns filed by Contran in certain U.S. state jurisdictions.  The terms of the applicable tax sharing agreements or policies also apply to state payments to these jurisdictions.

Under applicable law, we, as well as every other member of the Contran Tax Group, are each jointly and severally liable for the aggregate federal income tax liability of Contran and the other companies included in the group for all periods in which we are included in the group.  Under our tax agreement with Valhi, Valhi agrees to indemnify us for any liability for income taxes of the Contran Tax Group in excess of our tax liability previously computed and paid by us in accordance with the tax allocation policy.

Under certain circumstances, tax regulations could require Contran to treat items differently than we would have treated them on a stand alone basis.  In such instances, accounting principles generally accepted in the United States of America require us to conform to Contran’s tax elections.  For 2010 pursuant to the tax sharing agreements and policies, we received a net cash refund from Valhi of approximately $0.7 million and Kronos Worldwide made net cash payments to Valhi of approximately $13.7 million.  Because the calculation of our tax payments or refunds is determined pursuant to applicable tax law, our independent directors were not asked to approve our tax agreement or policies or such payments or refunds.

CompX Loan from TFMC.  In October 2007, CompX on a net basis purchased and/or cancelled approximately 2.7 million shares of its class A common stock formerly held directly or indirectly by TFMC for $19.50 per share paid in the form of a consolidated promissory note pursuant to a stock purchase agreement between CompX and TFMC and a merger agreement among CompX Group, Inc., a former parent of CompX in which we and TFMC were the sole stockholders, and CompX KDL LLC, a former wholly owned subsidiary of CompX.  The price per share was determined based on CompX’s open market purchases of its class A common stock around the time of the approval of these transactions.  The stock purchase agreement and the merger agreement were approved by the independent directors of CompX and TIMET.

Pursuant to such transactions, among other things, CompX issued a consolidated unsecured term loan promissory note to TFMC in the original principal amount of $52,580,190 that:

•	matures on September 30, 2014;

•	bears interest at an annual rate of LIBOR plus 1.00%;

•	requires quarterly principal payments of $250,000 and quarterly interest payments;

•	does not have prepayment penalties; and

•	is subordinated to CompX’s credit agreement with Wachovia Bank, National Association and certain other banks.

In September 2009, the terms of the promissory note were amended to defer the required quarterly principal and interest payments until on or after March 31, 2011.  During 2010, the largest amount of principal that CompX owed to TFMC was approximately $42.2 million.

Related Party Loans for Cash Management Purposes.  From time to time, loans and advances are made between us and various related parties pursuant to term and demand notes.  These loans and advances are entered into principally for cash management purposes pursuant to our cash management program.  When we loan funds to related parties, the lender is generally able to earn a higher rate of return on the loan than the lender would earn if the funds were invested in other instruments.  While certain of such loans may be of a lesser credit quality than cash equivalent instruments otherwise available to us, we believe that we have evaluated the credit risks involved, and that those risks are reasonable and reflected in the terms of the applicable loans.  When we borrow from related parties, we are generally able to pay a lower rate of interest than we would pay if we borrowed from unrelated parties.

In June 2010, we entered into an unsecured revolving credit promissory note with Valhi that allowed us to borrow up to $40.0 million from Valhi.  As amended, our loan from Valhi under the revolving note is unsecured, bears interest at the prime rate plus two and three-quarters percent with interest payable quarterly and all principal and unpaid interest due on demand, but in any event no earlier than March 31, 2012 and no later than December 31, 2012.  The principal amount loaned to us was solely at Valhi’s discretion.  During 2010, the largest amount of principal we owed to Valhi under this note was approximately $14.0 million and we paid interest in the amount of approximately $215,000 to Valhi on the revolving principal balance under this note.  At December 31, 2010, the outstanding principal balance we owed under this note was approximately $11.3 million.  Because this note was for cash management purposes, we did not ask our independent directors to approve it.

Data Recovery Program.  We and Contran participate in a combined information technology data recovery program that Contran provides from a data recovery center that it established.  Pursuant to the program, Contran and certain of its subsidiaries and related entities, including us and certain of our subsidiaries and related entities, as a group share information technology data recovery services.  The program apportions its costs among the participating companies.  Kronos Worldwide and EWI paid Contran $91,000 and $23,000, respectively, for such services in 2010.  We expect that these relationships with Contran will continue in 2011.  Because we believe there is no conflict of interest regarding our participation in the combined information technology data recovery program, we did not ask our independent directors to approve it.

Simmons Family Matters.  In addition to the services he provides under the ISAs with us, our subsidiaries and Kronos Worldwide as discussed under the Intercorporate Services Agreements section above, certain family members of Harold C. Simmons also provide services to us through Contran pursuant to these ISAs.  In 2010, L. Andrew Fleck (a step-son of Harold Simmons) provided certain real property management services to us pursuant to these ISAs.  The portion of the fees we paid to Contran in 2010 pursuant to these ISAs for the services of Mr. Fleck was less than $120,000.  See the Intercorporate Services Agreements section above for a more detailed discussion on the procedures and considerations taken by our independent directors in approving the aggregate 2010 ISA fee Contran charged us.  As disclosed in the Director Compensation Table in this proxy statement:

•	Mr. Glenn Simmons (a brother of Harold Simmons) received compensation in cash and stock from us, Kronos Worldwide and CompX for his director services for 2010; and

•	Contran charged us and CompX for his nondirector services under their ISAs with Contran.

We expect similar compensation expenses and ISA charges regarding Messrs. Glenn Simmons and Fleck for 2011.

AUDIT COMMITTEE REPORT

Our audit committee of the board of directors is comprised of three directors and operates under a written charter adopted by the board of directors.  All members of our audit committee meet the independence standards established by the board of directors and the NYSE and promulgated by the SEC under the Sarbanes-Oxley Act of 2002.  The audit committee charter is available on our website at www.nl-ind.com under the corporate governance section.

Our management is responsible for, among other things, preparing our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, or “GAAP,” establishing and maintaining internal control over financial reporting (as defined in Securities Exchange Act Rule 13a-15(f)) and evaluating the effectiveness of such internal control over financial reporting.  Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion on the conformity of the financial statements with GAAP.  Our audit committee assists the board of directors in fulfilling its responsibility to oversee management’s implementation of our financial reporting process.  In its oversight role, our audit committee reviewed and discussed the audited financial statements with management and with PwC, our independent registered public accounting firm for 2010.  Our audit committee also reviewed and discussed our internal control over financial reporting with management and with PwC.

Our audit committee met with PwC and discussed any issues deemed significant by our independent registered public accounting firm, including the matters required to be discussed pursuant to the auditing standards of the Public Company Accounting Oversight Board.  PwC has provided to our audit committee written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and our audit committee discussed with PwC the firm’s independence.  Our audit committee also concluded that PwC’s provision of other permitted non-audit services to us and our related entities is compatible with PwC’s independence.

Based upon the foregoing considerations, our audit committee recommended to the board of directors that our audited financial statements be included in our 2010 Annual Report on Form 10-K for filing with the SEC.

Members of our audit committee of the board of directors respectfully submit the foregoing report.

Thomas P. Stafford Chairman of our Audit Committee	Cecil H. Moore, Jr. Member of our Audit Committee	Terry N. Worrell Member of our Audit Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS

Independent Registered Public Accounting Firm.  PwC served as our independent registered public accounting firm for the year ended December 31, 2010.  Our audit committee has appointed PwC to review our quarterly unaudited condensed consolidated financial statements to be included in our Quarterly Report on Form 10-Q for the first quarter of 2011.  We expect PwC will be considered for appointment to:

•
review our quarterly unaudited condensed consolidated financial statements to be included in our Quarterly Reports on Form 10-Q for the second and third quarters of 2011 and the first quarter of 2012; and

•	audit our annual consolidated financial statements and internal control over financial reporting for the year ending December 31, 2011.

Representatives of PwC are not expected to attend the annual meeting.

Fees Paid to PricewaterhouseCoopers LLP.  The following table shows the aggregate fees that PwC has billed or is expected to bill to us, CompX or Kronos Worldwide for services rendered for 2009 and 2010 that our audit committee authorized for us and our privately held subsidiaries and the CompX or Kronos Worldwide audit committees each separately authorized for its corporation and such corporation’s privately held subsidiaries.  Additional fees for 2010 may subsequently be authorized and paid to PwC, in which case the amounts disclosed below for fees paid to PwC for 2010 would be adjusted to reflect such additional payments in our proxy statement relating to next year’s annual shareholder meeting.  In this regard, we have similarly adjusted the audit fees shown for 2009 from the amounts disclosed in our 2010 proxy statement due to additional fees for 2009 that we subsequently authorized to pay to PwC.

Entity (1)	Audit Fees (2)	Audit Related Fees (3)	Tax Fees (4)	All Other Fees	Total

NL and Subsidiaries
2009	$346,500	$ 7,500	$ -0-	$ -0-	$ 354,000
2010	$316,800	$ -0-	$ -0-	$ -0-	$ 316,800

CompX and Subsidiaries
2009	741,600	7,500	8,800	-0-	757,900
2010	639,400	8,500	8,600	-0-	656,500

Kronos Worldwide and Subsidiaries (5)
2009	1,934,000	16,000	19,000	-0-	1,969,000
2010	2,027,000	21,000	12,000	-0-	2,060,000

Total
2009	$3,022,100	$31,000	$27,800	$ -0-	$3,080,900
2010	$2,983,200	$29,500	$20,600	$ -0-	$3,033,300

—————————
(1)	Fees are reported without duplication.

(2)	Fees for the following services:

(a)	audits of consolidated year-end financial statements for each year and, as applicable, of internal control over financial reporting;
(b)	reviews of the unaudited quarterly financial statements appearing in Forms 10-Q for each of the first three quarters of each year;
(c)	consents and/or assistance with registration statements filed with the SEC;
(d)	normally provided statutory or regulatory filings or engagements for each year; and
(e)	the estimated out-of-pocket costs PwC incurred in providing all of such services, for which PwC is reimbursed.

Kronos Worldwide’s 2010 amount for audit fees includes $179,000 Kronos Worldwide incurred as a result of its November 2010 secondary public offering of 8.97 million shares of its common stock.

(3)
Fees for assurance and related services reasonably related to the audit or review of financial statements for each year.  These services included accounting consultations and attest services concerning financial accounting and reporting standards and advice concerning internal control over financial reporting.

(4)	Permitted fees for tax compliance, tax advice and tax planning services.

(5)	We account for our interest in Kronos Worldwide by the equity method.

Preapproval Policies and Procedures.  For the purpose of maintaining the independence of our independent registered public accounting firm, our audit committee has adopted policies and procedures for the preapproval of audit and other permitted services the firm provides to us or any of our subsidiaries other than our publicly held subsidiary, Kronos Worldwide and their respective subsidiaries.  We may not engage the firm to render any audit or other permitted service unless the service is approved in advance by our audit committee pursuant to the committee’s amended and restated preapproval policy.  Pursuant to the policy:

•
the committee must specifically preapprove, among other things, the engagement of our independent registered public accounting firm for audits and quarterly reviews of our financial statements, services associated with certain regulatory filings, including the filing of registration statements with the SEC, and services associated with potential business acquisitions and dispositions involving us; and

•
for certain categories of other permitted services provided by our independent registered public accounting firm, the committee may preapprove limits on the aggregate fees in any calendar year without specific approval of the service.

These other permitted services include:

•	audit-related services, such as certain consultations regarding accounting treatments or interpretations and assistance in responding to certain SEC comment letters;

•	audit-related services, such as certain other consultations regarding accounting treatments or interpretations, employee benefit plan audits, due diligence and control reviews;

•	tax services, such as tax compliance and consulting, transfer pricing, customs and duties and expatriate tax services; and

•	assistance with corporate governance matters and filing documents in foreign jurisdictions not involving the practice of law.

The policy also lists certain services for which the independent auditor is always prohibited from providing us under applicable requirements of the SEC or the Public Company Accounting Oversight Board.

Pursuant to the policy, our audit committee has delegated preapproval authority to the chairman of the committee or his designee to approve any fees in excess of the annual preapproved limits for these categories of other permitted services provided by our independent registered public accounting firm.  The chairman must report any action taken pursuant to this delegated authority at the next meeting of the committee.

For 2010, our audit committee preapproved all of PwC’s services provided to us or any of our subsidiaries, other than our publicly held subsidiary, Kronos Worldwide and their subsidiaries, in compliance with our amended and restated preapproval policy without the use of the SEC’s de minimis exception to such preapproval requirement.

PROPOSAL 2
NONBINDING ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

Background of this Proposal.  The recently enacted Dodd-Frank Act amended Section 14A of the Exchange Act  to require that a publicly held company submit to its shareholders a nonbinding advisory vote to approve the compensation of its executive officers, commonly known as a “Say-on-Pay” proposal.  After a nonbinding advisory shareholder vote on a Say-on-Pay proposal, the SEC requires that we disclose in the following year’s annual meeting proxy statement whether, and if so how, we have considered the results of the previous nonbinding advisory shareholder vote on the Say-on-Pay proposal and how the nonbinding advisory vote has affected our executive compensation decisions and policies.

Say-on-Pay Proposal.  This proposal affords our shareholders the opportunity to submit a nonbinding advisory vote on our named executive officer compensation.  The Compensation Discussion and Analysis section, the tabular disclosure regarding our named executive officer compensation and the related disclosure in this proxy statement describe our named executive compensation and the compensation decisions made by our management and our management development and compensation committee of the board of directors with respect to our named executive officers.  This proposal is not intended to address any specific element of compensation of our named executive officers as described in this proxy statement, but the compensation of our named executive officers in general.  Our board of directors requests that each shareholder cast a nonbinding advisory vote on the following resolution:

RESOLVED, that, by the majority of the votes cast at the 2011 annual meeting by holders present in person or represented by proxy at the meeting and entitled to vote thereon, the shareholders of NL Industries, Inc. approve, on a nonbinding advisory basis, the compensation of its executive officers named in the 2010 Summary Compensation Table in the 2011 annual meeting proxy statement of NL Industries, Inc. as such compensation is disclosed in the proxy statement pursuant to the executive compensation disclosure rules of the U.S. Securities and Exchange Commission, which disclosure includes the compensation discussion and analysis, the compensation tables and any related disclosure in the proxy statement.

Effect of the Proposal.  The Say-on-Pay proposal is nonbinding and advisory.  Our shareholders’ approval or disapproval of this proposal will not require our board of directors, its management development and compensation committee or our management to take any action regarding our executive compensation practices.

Vote Required.  Because this proposal is a nonbinding advisory vote, there is no minimum requisite vote to approve the Say-on-Pay proposal.  The proposed resolution provides that the majority of the votes cast at the meeting by holders present in person or represented by proxy at the meeting and entitled to vote thereon will be the requisite vote to adopt the resolution and approve the compensation of our named executive officers as such compensation is disclosed in this proxy statement.  Accordingly, abstentions and broker non-votes will not be counted as votes cast and will have no effect on this proposal.

As already disclosed, Valhi is the direct holder of 83.0% of the outstanding shares of our common stock as of the record date and has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the Say-on-Pay proposal and adoption of the resolution that approves the compensation of our named executive officers as described in this proxy statement. If Valhi attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the shareholders will adopt the resolution and approve the nonbinding advisory Say-on-Pay proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SAY-ON-PAY PROPOSAL AS SET FORTH IN THE NONBINDING ADVISORY RESOLUTION APPROVING OUR NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3
NONBINDING ADVISORY PREFERRED FREQUENCY FOR SHAREHOLDERS TO CONSIDER APPROVING EXECUTIVE COMPENSATION

Background of this Proposal.  The Dodd-Frank Act also amended Section 14A of the Exchange Act to require publicly held companies to hold a separate nonbinding advisory shareholder vote with respect to the preferred frequency of the vote on subsequent Say-on-Pay proposals.  Publicly held companies must give shareholders the choice of whether to cast a nonbinding advisory vote on the Say-on-Pay proposal every year, every other year or every third year, which we refer to as the “Say-When-on-Pay” proposal.  After the initial vote is held, Section 14A of the Exchange Act, as amended by the Dodd-Frank Act, requires all publicly held companies to submit to their shareholders no less often than every six years a Say-When-on-Pay proposal.  SEC rules require that:

•	our shareholders also have the option to abstain from making a choice; and

•
we disclose in the next periodic report we file with the SEC, our decision in light of the nonbinding advisory vote on the Say-When-on-Pay proposal how frequently we will include in our proxy materials a Say-on-Pay proposal.

Say-When-on-Pay Proposal.  This proposal affords our shareholders the opportunity to submit a nonbinding advisory vote on how often we should include a Say-on-Pay proposal in our proxy materials for future annual shareholder meetings (or special shareholder meetings for which we must include executive compensation information in the proxy statement for that meeting).  Under this proposal, shareholders may vote to have the Say-on-Pay proposal every year, every other year or every third year or abstain from voting.   Shareholders are not voting to approve or disapprove the recommendation of our board of directors that we hold an annual vote on the Say-on-Pay proposal.  We believe that giving our shareholders the right to cast an advisory vote every year on our executive compensation is a good corporate governance practice.

Effect of the Proposal.  This Say-When-on-Pay proposal is nonbinding and advisory.  Our board of directors may decide that it is in the best interests of us and our shareholders to hold a nonbinding  advisory vote on the Say-on-Pay proposal more or less frequently than the option our shareholders choose by a plurality of the affirmative votes.  We currently plan to follow the nonbinding advisory vote of our shareholders on this proposal.

Vote Required.  Because there are multiple choices and this proposal is a nonbinding advisory vote, there is no minimum requisite vote to approve a certain frequency of future Say-on-Pay proposals.  Accordingly, if you indicate on the proxy card that you approve one of the options other than abstain, we will deem that you consent that a plurality of the affirmative votes will determine, on a nonbinding advisory basis, the frequency of future Say-on-Pay proposals preferred by our shareholders.  Since this proposal needs only receive the plurality of affirmative votes from the holders represented and entitled to vote at the meeting, an abstention or a broker/nominee non-vote on this proposal will have no effect on its outcome.

As already disclosed, Valhi is the direct holder of 83.0% of the outstanding shares of our common stock as of the record date and has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the approval of an annual Say-on-Pay proposal. If Valhi attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the shareholders will, on a nonbinding advisory basis, approve an annual Say-When-on-Pay.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF “1 YEAR” (AS OPPOSED TO TWO YEARS OR THREE YEARS) AS THE PREFERRED FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED A NONBINDING ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

OTHER MATTERS

The board of directors knows of no other business that will be presented for consideration at the annual meeting.  If any other matters properly come before the meeting, the persons designated as agents in the enclosed proxy card will vote on such matters in their discretion.

2010 ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 is included as part of the annual report furnished to our shareholders with this proxy statement and may also be accessed on our website at www.nl-ind.com.

SHAREHOLDERS SHARING THE SAME ADDRESS

Shareholders who share an address and hold shares through a brokerage firm or other nominee may receive only one copy of the notice of internet availability of proxy materials.  This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses.  A number of brokerage firms have instituted householding.  You should notify your brokerage firm or other nominee if:

•	you no longer wish to participate in householding and would prefer to receive a separate notice of internet availability of proxy materials; or

•	you receive multiple copies of the notice of internet availability of proxy materials at your address and would like to request householding of our communications.

REQUEST COPIES OF THE 2010 ANNUAL REPORT AND THIS PROXY STATEMENT

To obtain copies of our 2010 annual report to shareholders or this proxy statement without charge, please mail your request to the attention of A. Andrew R. Louis, corporate secretary, at NL Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697, or call him at 972.233.1700.

NL Industries, Inc.

Dallas, Texas
April 6, 2011

NL Industries, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697

Important Notice Regarding the Availability of Proxy Materials for the
Annual Shareholder Meeting to Be Held on May 18, 2011.

The proxy statement and annual report to shareholders (including NL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010) are available atwww.nl-ind.com/annualmeeting.

Dear Shareholder:

NL Industries, Inc. encourages you to take advantage of new and convenient ways by which you can vote your shares.  You can vote your shares electronically through the internet or by telephone.  This eliminates the need to return this proxy card.

Your electronic or telephonic vote authorizes the agents named on this proxy card to vote in the same manner as if you marked, signed, dated and returned this proxy card.  If you vote your shares electronically or telephonically, do not mail back this proxy card.

Your vote is important.  Thank you for voting.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – NL Industries, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NL INDUSTRIES, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 18, 2011

The undersigned hereby appoints Steven L. Watson, Robert D. Graham and A. Andrew R. Louis, and each of them, proxy for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2011 Annual Meeting of Shareholders (the “Meeting”) of NL Industries, Inc., a New Jersey corporation (“NL”), to be held at NL’s corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas on Wednesday, May 18, 2011, at 10:00 a.m. (local time), and at any adjournment or postponement of the Meeting, all of the shares of common stock, par value $0.125 per share, of NL standing in the name of the undersigned or that the undersigned may be entitled to vote on the proposals set forth, and in the manner directed, on this proxy card.

THIS PROXY AUTHORIZATION MAY BE REVOKED AS SET FORTH IN THE PROXY STATEMENT THAT ACCOMPANIED THIS PROXY CARD.

The agents named on this proxy card, if this card is properly executed, will vote in the manner directed on this card.  If this card is properly executed but no direction is given with respect to the election of one or more nominees named on the reverse side of this card or any of the other proposals, the agents will vote “FOR” each such nominee for election as a director and, as applicable, “FOR” proposal 2 and “1 YR” for proposal 3.  To the extent allowed by applicable law, the agents will vote in their discretion on any other matter that may properly come before the Meeting and any adjournment or postponement thereof.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy card, you may choose one of the two voting methods outlined below to instruct how the agents named on this proxy card should vote your shares.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxy instructions submitted by the Internet or telephone must be received by 12:01 a.m., Central Time, on May 18, 2011.

Vote by Internet
•	Log on to the Internet and go to
www.investorvote.com/NL
•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in ☒ this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2 and 1 YR for Proposal 3.

1.	Director Nominees
		For	Withhold				For	Withhold		For	Withhold
	01 – Cecil H. Moore, Jr.	☐	☐	02 – Glenn R. Simmons			☐	☐	03 – Harold C. Simmons	☐	☐
	04 – Thomas P. Stafford	☐	☐	05 – Steven L. Watson			☐	☐	06 – Terry N. Worrell	☐	☐
				For	Against	Abstain
2.	Say-on-Pay, nonbinding advisory vote approving executive compensation			☐	☐	☐

				1 Yr	2 Yrs	3 Yrs	Abstain
3.	Say-When-on-Pay, nonbinding advisory vote on the preferred frequency of executive compensation votes			☐	☐	☐	☐	4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof
B  Non-Voting Items
Change of Address - Please print new address below.

C  Authorized Signatures — This section must be completed for your vote to be counted.  – Date and Sign Below
NOTE:  Please sign exactly as the name that appears on this card.  Joint owners should each sign.  When signing other than in an individual capacity, please fully describe such capacity.  Each signatory hereby revokes all proxies heretofore given to vote at said Meeting and any adjournment or postponement thereof.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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